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                                                                   Exhibit 10.11




                    TURNSTONE SYSTEMS, INC. AND ALCATEL S.A.
                             OEM PURCHASE AGREEMENT



Supplier's Name:
Turnstone Systems, Inc.
2220 Central Expressway
Santa Clara, CA 95050


This Agreement is made by and between Alcatel SA ("Alcatel" or "Company") having an office at 54, rue la Boetie, 75008 Paris, France for the ALCATEL group of companies as per hereto attached Appendix G and Turnstone Systems, Inc. ("Turnstone" or "Supplier") having an office at 2220 Central Expressway, Santa Clara, CA 95050 (hereinafter individually a "Party" and collectively the "Parties"). Company agrees to purchase and Supplier agrees to sell in accordance with the terms and conditions stated in this Agreement and any attachments to this Agreement.

WHEREAS "Alcatel Group" means (i) any company in which Alcatel owns directly or indirectly at least 50% of the stock with entitlement to vote for directors or persons performing a function similar to that of director, or (ii) any non-corporate entity where Alcatel owns directly or indirectly at least fifty percent (50%) of the equity in each case of which Alcatel informs Turnstone in writing requesting the company to be added to the Appendix G via mutually agreed Appendices signed.

WHEREAS, Company wishes to purchase MATERIALs of Supplier's (design and) manufacture for resale to Company's customers, and

WHEREAS, Supplier desires to sell such materials to Company for resale to Company's customers,

THEREFORE, the parties agree as follows

         AGREEMENT EFFECTIVE PERIOD
         The term of this Agreement shall commence on June 1, 2001, and shall, except as otherwise provided in this Agreement, continue for a period of 3 years. Parties shall after each full year of the three year term have the right to terminate this Agreement by giving the other Party 90 days prior written notice.
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                                                                               2


                                TABLE OF CONTENTS

TERRITORY                                                                     4
MATERIAL                                                                      4
OPTION TO EXTEND                                                              4
PRICE AND DISCOUNTS                                                           4
COST REDUCTION                                                                5
TERMS OF PAYMENT                                                              5
FORECASTS                                                                     5
FOB                                                                           5
FREIGHT CLASSIFICATION                                                        5
PREFERRED PARTNER; NON-EXCLUSIVE MARKET RIGHTS                                5
SPECIFICATIONS OR DRAWINGS                                                    6
ASSIGNMENT BY SUPPLIER                                                        6
ASSIGNMENT BY COMPANY                                                         7
BANKRUPTCY AND TERMINATION FOR FINANCIAL INSECURITY                           7
CFC PACKAGING                                                                 7
CHOICE OF LAW                                                                 8
COMPLIANCE WITH LAWS                                                          8
CONTINUING AVAILABILITY                                                       8
DEFAULT                                                                       8
ELECTRONIC DATA INTERCHANGE                                                   9
EPIDEMIC CONDITION                                                            9
EXPORT CONTROL                                                               11
FORCE MAJEURE                                                                11
GOVERNMENT CONTRACT PROVISIONS                                               11
HEAVY METALS IN PACKAGING                                                    12
IDENTIFICATION                                                               12
IMPLEADER                                                                    12
INDEMNITY                                                                    12
LIMITATION OF LIABILITY                                                      14
INFRINGEMENT                                                                 14
INSIGNIA                                                                     14
INSURANCE                                                                    15
INVOICING FOR GOODS                                                          15
INVOICING FOR STOCKS                                                         15
JURISDICTION                                                                 15
LICENSES                                                                     16
MARKING                                                                      16
MONTHLY ORDER AND SHIPMENT REPORTS                                           16
NON DISCLOSURE AGREEMENT                                                     16
NON WAIVER                                                                   17
NOTICES                                                                      17
OPERATING SYSTEM SOFTWARE                                                    17
OZONE DEPLETING CHEMICALS                                                    18
OZONE DEPLETING SUBSTANCES LABELING                                          19
POINT OF SALE INFORMATION                                                    19
MATERIAL CHANGES                                                             19
MATERIAL CONFORMANCE REVIEWS                                                 20
MATERIAL DOCUMENTATION                                                       20
PURCHASE ORDERS                                                              21
REGISTRATION AND RADIATION STANDARDS                                         21
INSPECTION OF MATERIAL                                                       22
RELEASES VOID                                                                22
REPAIRS NOT COVERED UNDER WARRANTY                                           22
REPAIR PROCEDURES                                                            23
RIGHT OF ENTRY                                                               23
SAFETY CERTIFICATION                                                         23
SECTION HEADINGS                                                             24

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                                                                               3

SERVICES                                                                     24
SEVERABILITY                                                                 24
SHIPPING                                                                     24
SHIPPING INTERVAL                                                            24
STORAGE OF PAID FOR STOCK                                                    25
SUPPLIER'S INFORMATION                                                       26
SURVIVAL OF OBLIGATIONS                                                      27
TAXES                                                                        27
TECHNICAL SUPPORT                                                            27
TERMINATION OF PURCHASE ORDER                                                27
TIMELY PERFORMANCE  & PENALTY FOR LATE DELIVERY                              28
TITLE AND RISK OF LOSS                                                       28
TOXIC SUBSTANCES AND MATERIAL HAZARDS                                        28
TRAINING                                                                     29
PRODUCT MANAGEMENT MEETINGS                                                  29
ROADMAPS                                                                     30
SALES AND MARKETING MEETINGS                                                 30
EXCHANGE OF EQUIPMENT                                                        31
OSS INTEGRATION                                                              31
USE OF INFORMATION                                                           31
VARIATION IN QUANTITY                                                        32
WARRANTY                                                                     32
ENTIRE AGREEMENT                                                             33
APPENDIX A - TURNSTONE PRICE GUIDE                                           36
APPENDIX B - PRODUCT SPECIFICATIONS                                          37
APPENDIX C - MONTHLY ORDER SHIPMENT REPORTS                                  38
APPENDIX D - NON DISCLOSURE AGREEMENT                                        39
APPENDIX E - COMPREHENSIVE PRODUCT MAINTENANCE TERMS                         40
APPENDIX F - TRAINING                                                        52
APPENDIX G - ALCATEL UNITS                                                   61

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                                                                               4


1.       TERRITORY

                  Supplier grants Company the non-exclusive, non-transferable, world-wide right to market, distribute and sell the Materials to Company's customers.

2.       MATERIAL

                  "MATERIAL" as used in this Agreement shall mean all supplier products that are listed in APPENDIX A and all products that might be added to this Appendix A attached and made a part of this Agreement. Such MATERIAL is hereby offered for sale by Supplier and may be purchased by Company in accordance with the terms, conditions and specifications stated in this Agreement. This Agreement is a non-commitment agreement and MATERIAL shall be furnished by Supplier on an as-ordered basis. "Specification(s)" as used in this Agreement shall mean all of the specifications made part of this Agreement.

3.       OPTION TO EXTEND

                  Company shall have the right to extend the period specified in the section "AGREEMENT EFFECTIVE PERIOD" for up to twelve (12) months by giving Supplier at least ninety (90) business days prior written notice.

                  Within ten (10) business days of the date of Company's notice to extend the period, Supplier shall notify Company in writing whether Supplier proposes to revise the price(s) under this Agreement. If the parties fail to agree on the revised price(s) within twenty (20) business days after the date of Supplier's notice, Company's notice of extension shall be considered withdrawn and prices for outstanding orders or orders placed during the term of this Agreement shall not be revised.

4.       PRICE AND DISCOUNTS

                  Prices and discounts shall be based on cumulative purchase volume as shown in APPENDIX A. Prices and discounts as listed in APPENDIX A shall remain in effect during the term of this Agreement. Supplier agrees not to quote discounts greater than [***]% for the CX100/CX40 product family to [***] provided that Company continues to actively and in good faith promote and competitively sell Supplier products to these accounts. The CX100/CX40 product family includes all test heads and other common equipment cards for those systems, but excludes the SX500 Smart Splitter products. Company understands that quotes have been issued to [***] prior to this OEM, that may have to be honored, which do not adhere to this maximum discount. However, these quoted discounts will be limited to the equipment quoted previously, and will not be extended on new quotes.

                  During the effective term of this Agreement, in the event Supplier and Company are marketing MATERIALs to the same prospective customer account, Supplier and Company

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                                                                               5


         shall work together in good faith to jointly present the most competitive proposal for MATERIALs to such customer account.

5.       COST REDUCTION

                  Both parties shall endeavor to reduce the costs of MATERIALs furnished under this Agreement. If design, labor or material cost reductions result from Company initiated changes or the sharing by Supplier of other Company supplier agreements, [***] percent ([***]%) of the cost reduction(s) shall be passed onto Company in the form of reduced prices, except that if the cost reduction results from Supplier initiated changes, Supplier shall furnish to Company a complete list of expenses that Supplier incurred in effecting said cost reduction, if any. Supplier shall be entitled to receive the benefits of the cost reduction for the time period required to recover its implementation expenses.

6.       TERMS OF PAYMENT

                  Net thirty (30) business days from the date of invoice of the MATERIAL.

7.       FORECASTS

                  Company shall provide Supplier with a twelve (12) month non-binding forecast submitted to Supplier by the fifth (5th) business day of each calendar month. Such forecast shall be used by Supplier for planning purposes only and shall not be deemed a commitment by Company to purchase the MATERIAL shown in the forecast.

8.       FOB

                  The MATERIAL shall be shipped FOB Supplier's location (or such other Supplier's location as may be designated by Supplier). Company shall select the carrier(s) and provide the name(s) of the carrier(s) and Company's account number(s) with said carriers to Supplier within thirty (30) days of execution of this Agreement.

9.       FREIGHT CLASSIFICATION

                  MATERIAL purchased under this Agreement shall be shipped to Company or Company's customers subject to freight charges appropriate for goods classified as Data Communication Products. Supplier shall indicate on the bill of lading that Company's contract rates apply.

10.      PREFERRED PARTNER; NON-EXCLUSIVE MARKET RIGHTS

                  Company shall publicly designate Supplier and shall at all times refer Supplier to all of Company's clients as Company's preferred loop management partner. The Parties shall issue a mutually agreed upon press release within 30 days announcing such designation.

                  This Agreement neither grants to Supplier an exclusive right or privilege to sell to Company any or all MATERIALs of the type described in the MATERIAL section which

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                                                                               6


         Company may require, nor requires the purchase of any MATERIAL or other MATERIALs from Supplier by Company. Therefore, Company may contract with other manufacturers and suppliers for the procurement of comparable MATERIALs. In addition, Company shall, at its sole discretion, decide the extent to which Company will market advertise, promote, support or otherwise assist in further offerings of the MATERIAL.

                  Purchases by Company under this Agreement shall neither restrict the right of Company to cease purchasing nor require Company to continue any level of such purchases.

11.      SPECIFICATIONS OR DRAWINGS

                  All Supplier's technical specifications, certifications and product definitions are included by reference and further defined in APPENDIX B. Supplier shall manufacture MATERIAL in accordance with Specifications, so that MATERIAL conforms to such Specifications.

                  In accordance with the notification requirements outlined in Section "MATERIAL CHANGES," Supplier shall provide Company with at least thirty (30) business days prior written notice of any change to be made by Supplier in the MATERIAL furnished pursuant to said Specifications under this Agreement. Changes in Specifications shall in no event apply to material already ordered.

                  If Company, in its sole discretion, does not agree to the change proposed by Supplier, Company may submit a Modification Request to address the change. If the Company's Modification Request is not an acceptable solution, then in addition to all other rights and remedies at law or equity or otherwise, and without any cost to or liability or obligation of Company, Company shall have the right to terminate this Agreement and to terminate any or all purchase orders for MATERIAL affected by such change.

                  Supplier shall continue to supply MATERIAL to Company pursuant to the Specifications for the term of the Agreement. If Supplier is unable to continue to thus supply or discontinues manufacture of MATERIAL, Company shall be entitled to one (1) year's advance notice, provided (i) the discontinuance is at Supplier's election and (ii) there has been a reasonable amount of purchases during the period preceding Supplier's notice of discontinuance. Additionally, and if requested by Company, Company and Supplier shall endeavor to develop an alternative method of provisioning MATERIAL or Parts, which may include licensing Manufacturing Rights to Company, subject to mutual agreement between Company and Supplier.

12.      ASSIGNMENT BY SUPPLIER

                  Supplier shall not assign any right or interest under this Agreement (excepting solely for moneys due or to become due) without the prior written consent of Company, provided however, no such consent shall be required in connection with the sale of all or substantially all of the assets of Supplier related to MATERIAL or in connection with any merger, reorganization or sale of Supplier. Supplier shall be responsible to Company for all Work performed by Supplier's subcontractor(s) at any tier. In the event of an assignment by Supplier, Company may terminate this Agreement or an order, in whole or in part, by written notice to Supplier. In such case, Company's liability shall be limited to payment of the amount due for work performed and/or MATERIAL provided by Supplier up to and including date of termination.

13.      ASSIGNMENT BY COMPANY

                  Company shall have the right to assign this Agreement or an order and to assign its rights and delegate its duties under this Agreement or an order either in whole or in part at any time and without Supplier's consent to (i) any present or future associated entity of Company; (ii) the, successors and assigns of Company or its present or future associated entities; or (iii) any other entity resulting from the sale, reorganization or other transfer of all or part of the assets of Company or any associated entity. Company shall give Supplier written notice of any assignment and delegation. The assignment and delegation shall not affect any rights or duties that Supplier or Company may then or thereafter have as to equipment, software, services or materials ordered by Company prior to the effective date of the assignment and delegation. Upon acceptance of the assignment and delegation and assumption of the duties under this Agreement or an order, Company shall be released and discharged, to the extent of the assignment and delegation, from all further duties under this Agreement or the order as to equipment, software, services or materials so assigned.

14.      BANKRUPTCY AND TERMINATION FOR FINANCIAL INSECURITY

                  Either party may terminate this Agreement by notice in writing:

                  (i) if the other party makes an assignment for the benefit of creditors (other than solely an assignment of monies due); or:

                  (ii) if the other party evidences an inability to pay debts as they become due, unless adequate assurance of such ability to pay is provided within thirty (30) days of such notice.

                  If a proceeding is commenced under any provision of the United States Bankruptcy Code, voluntary or involuntary, by or against either party, and this Agreement has not been terminated, the non-debtor party may file a request with the bankruptcy court to have the court set a date within sixty (60) days after the commencement of the case, by which the debtor party will assume or reject this Agreement, and the debtor party shall cooperate and take whatever steps necessary to assume or reject the Agreement by such date.

15.      CFC PACKAGING

                  Supplier warrants that all packaging materials furnished under this Agreement and all packaging associated with MATERIAL furnished under this Agreement were not manufactured using and do not contain chlorofluorocarbons. "Packaging" means all bags, wrapping, boxes, cartons and any other packing materials used for packaging. Supplier shall indemnify and hold Company harmless for any liability, fine or penalty incurred by Company to any third party or governmental agency arising out of Company's good faith reliance upon said warranty.

16.      CHOICE OF LAW

                  This Agreement and all transactions under it shall be governed by the laws of the State of California excluding its choice of laws rules and excluding the Convention for the International Sale of Goods. Supplier agrees to submit to the jurisdiction of any court wherein an action is commenced against Company based on a claim for which Supplier has agreed to indemnify Company under this Agreement.

17.      COMPLIANCE WITH LAWS

                  Each Party and all persons furnished by each Party shall comply at their own expense with all applicable laws, ordinances, regulations and codes, including the identification and procurement of required permits, certificates, licenses, insurance, approvals and inspections in performance under this Agreement.

18.      CONTINUING AVAILABILITY

                  Supplier shall offer for sale to Company, during the term of this Agreement MATERIAL conforming to the Specifications set forth in this Agreement. Supplier further shall offer for sale to Company, during the term of this Agreement and until [***] ([***]) years after the expiration of this Agreement, maintenance, replacement, and repair parts ("Parts") which are functionally equivalent and identical in form and fit for the MATERIAL covered by this Agreement. The price for the MATERIAL and Parts shall be the price set forth in Supplier's then current agreement with Company for said MATERIAL or Parts or, if no such agreement exists, at a price agreed upon by Company and Supplier. If the parties fail to agree on a price, the price shall be a reasonably competitive price for said MATERIAL or Parts at the time for delivery. The MATERIAL and Parts shall be warranted as set forth in the "WARRANTY" section of this Agreement. The term "Parts" is included in the term "MATERIAL."

                  In the event Supplier fails to supply such MATERIAL or Parts and Supplier is unable to obtain another source of supply for Company, then Company and Supplier shall endeavor to develop an alternative method of provisioning MATERIAL or Parts, which may include manufacturing rights to Company. At that time, both parties shall mutually determine necessary measures required for Company to obtain MATERIAL under this license.

19.      DEFAULT

                  If either party shall be in breach or default of any of the terms, conditions or covenants of this Agreement or of any purchase order, and if such breach or default shall

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                                                                               9


         continue for a period of ten (10) days after the giving of written notice to the party in breach thereof by the party not in breach, then, in addition to all other rights and remedies which the party not in breach may have at law or equity or otherwise, the party not in breach shall have the right to cancel this Agreement and/or any purchase orders without any charge to or obligation or liability of the party not in breach.

20.      ELECTRONIC DATA INTERCHANGE

                  If requested by Company, Supplier shall use commercially reasonable efforts to implement EDI at Supplier's sole expense.

21.      EPIDEMIC CONDITION

                  If during the term of this Agreement and for six (6) months after the last shipment date of MATERIAL under this Agreement Company notifies Supplier that an "Epidemic Condition" has occurred, Supplier shall prepare and propose a Corrective Action Plan ("CAP") with respect to such MATERIAL within five (5) working days of such notification, addressing implementation and procedure milestones for remedying such Epidemic Condition(s). An extension of this time-frame is permissible upon mutual written agreement of the parties.

                  Upon notification of the Epidemic Condition to Supplier, Company shall have the right to postpone all or part of the shipments of unshipped MATERIAL, by giving written notice of such postponement to Supplier, pending correction of the Epidemic Condition. Such postponement shall temporarily relieve Supplier of its shipment liability and Company of its shipment acceptance liability. Should Supplier not agree to the existence of an Epidemic Condition or should Company not agree to the CAP, then Company shall have the right to suspend all or part of its unshipped orders without liability to Company or Supplier until such time as a mutually acceptable solution is reached.

                  An Epidemic Condition will be considered to exist when one or more of the following conditions occur:

                  (1) Failure reports or statistical samplings show that MATERIAL shipped contain a potential safety hazard (such as personal injury or death, fire, explosion, toxic emissions, etc.), or exhibit a highly objectionable symptom (such as emissions of smoke, loud noises, deformation of housing) or other disconcerting symptoms of this type.

                  (2) Reliability plots of relevant data indicate that the MATERIAL has actual Mean Time Between Failures (MTBF) of less than 80% of the MTBF specified by Supplier. The MTBF parameter of MATERIAL is defined as the total operating or power-on time of any population under observation ("T"), in hours, divided by the total number of critical failures ("n") that have occurred during the observed period. A critical failure is defined as a failure to operate per the requirements of the Technical Specification. The total operating time of a population is the summation of operating time of individual units in that population. MTBF is expressed as MTBF = T/n. An Epidemic Condition shall exist when data derived from populations being tracked confirms the condition with 80% confidence.

                  (3) MATERIAL Dead on Arrival (DOA) failures exceed the Epidemic DOA failure rate which is defined as 1.2 x DOA specified in the section of this Agreement entitled MATERIAL CONFORMANCE REVIEW.

                  Only major functional and visual/mechanical/appearance defects are considered for determining Epidemic Condition. MATERIAL could be either sampled or, a Company's option, 100% audited at Company warehouses, factories or Company's customers' locations. If MATERIAL is sampled, the data must have 80% or better statistical confidence.

                  For the purpose of this Agreement, functional DOA shall be defined as any MATERIAL that during the test, installation or upon its first use fails to operate as expected or specified. Visual/mechanical/appearance DOA is defined as any MATERIAL containing one or more major defects that would make the MATERIAL unfit for use or installation.

                  An Epidemic Condition shall not include failures due to customer misapplication, utilization of parts not approved by Supplier, or chain failures induced by internally or externally integrated subassemblies.

                  In the event that Supplier develops a remedy for the defect(s) that caused the Epidemic Condition and Company agrees in writing that the remedy is acceptable Supplier shall:

         (a) Incorporate the remedy in the affected MATERIAL in accordance with CAP.

         (b) Ship all subsequent MATERIAL incorporating the required modification correcting the defect(s) at no additional charge to Company; and

         (c) Repair and/or replace MATERIAL that caused the Epidemic Condition. In the event that Company incurs costs due to such repair and/or replacement, including but not limited to labor and shipping costs, Supplier shall reimburse Company for such costs. Supplier shall bear risk of in transit loss and damage for such repaired and/or replaced MATERIAL.

                  Supplier and Company shall mutually agree in writing as to the remedy's implementation schedule. Supplier shall use its best efforts to implement the remedy in accordance with the agreed-upon schedule.

                  If Supplier is unable to develop a mutually agreeable remedy, or does not adequately take into account the business interests of Company, as reasonably agreed by the parties,
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         Company may (1) develop and implement such remedy and, in such case, implementation costs and risk of in-transit loss and damage shall be allocated between the parties as set forth in this section, and/or (2) cancel postponed orders without liability and return all MATERIAL affected by such Epidemic Condition for full refund, payable by Supplier within thirty (30) business days after receipt of returned MATERIAL (with risk of loss or in-transit damage borne by Supplier) and/or (3) terminate this Agreement without further liability.

22.      EXPORT CONTROL

                  Supplier will not use, distribute, transfer or transmit any MATERIALs, software or technical information (even if incorporated into other MATERIALs) provided under this Agreement except in compliance with U.S. export laws and regulations (the "Export Laws"). Supplier will not, directly or indirectly, export or re-export the following items to any country which is in the then current list of prohibited countries specified in the applicable Export Laws: (a) software or technical data disclosed or provided to Supplier by Company or Company's subsidiaries or affiliates; or (b) the direct MATERIAL of such software or technical data. Supplier agrees to promptly inform Company in writing of any written authorization issued by the U.S. Department of Commerce office of export licensing to export or re-export any such items referenced in (a) or (b). The obligations stated above in this clause will survive the expiration, cancellation or termination of this Agreement or any other related agreement.

23.      FORCE MAJEURE

                  Neither party shall be held responsible for any delay or failure in performance of any part of this Agreement to the extent such delay or failure is caused by fire, flood, strike, civil, governmental, or military authority, act of God, or other similar causes beyond its control and without the fault or negligence of the delayed or non performing party or its subcontractors. Supplier's liability for loss or damage to Company's MATERIAL in Supplier's possession or control shall not be modified by this section. When a party's delay or nonperformance continues for a period of at least fifteen (15) days, the other party may terminate, at no charge, this Agreement or an order under the Agreement.

24.      GOVERNMENT CONTRACT PROVISIONS

                  The following provisions regarding equal opportunity, and all applicable laws, rules, regulations and executive orders specifically related thereto, including applicable provisions and sections from the Federal Acquisition Regulation and all supplements thereto are incorporated in this Agreement as they apply to work performed under specific U.S. Government contracts: 41 CFR 60-1.4, Equal Opportunity; 41 CFR 60-1.7, Reports and Other Required Information; 41 CFR 60-1.8, Segregated Facilities; 41 CFR 60-250.4, Affirmative Action For Disabled Veterans and Veterans of the Vietnam Era (if in excess of $10,000); and 41 CFR 60-741.4, Affirmative Action for Disabled Workers (if in excess of $2,500), wherein the terms "contractor" and "subcontractor" shall mean "Supplier". In addition, orders placed under this Agreement containing a notation that the material or

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         services are intended for use under Government contracts shall be subject to such other Government provisions printed, typed or written thereon, or on the reverse side thereof, or in attachments thereto.

25.      HEAVY METALS IN PACKAGING

                  Supplier warrants to Company that no lead, cadmium, mercury or hexavalent chromium have been intentionally added to any packaging or packaging component (as defined under applicable laws) to be provided to Company under this Agreement and that packaging materials were not manufactured using and do not contain chlorofluorocarbons. Supplier further warrants to Company that the sum of the concentration levels of lead, cadmium, mercury and hexavalent chromium in the package or packaging component provided to Company under this Agreement does not exceed 100 parts per million. Upon request, Supplier shall provide to Company Certificates of Compliance certifying that the packaging and/or packaging components provided under this Agreement are in compliance with the requirements set forth above in this section.

26.      IDENTIFICATION

                  Supplier shall not, without Company's prior written consent, engage in publicity related to this Agreement, or make public use of any Identification in any circumstances related to this Agreement. Notwithstanding the foregoing, Company and Supplier agree to issue a mutually acceptable press release regarding this Agreement as soon as reasonably possible following execution of this Agreement. Company consents to Supplier's disclosure of this Agreement as may be required by federal and state securities laws and regulations. Supplier shall request confidential treatment of any such disclosure of this Agreement. "Identification" means any semblance of any trade name, trademark, service mark, insignia, symbol, logo, or any other designation, or drawing of Company or its affiliates. Supplier shall remove or obliterate any Identification prior to any use or disposition of any MATERIAL rejected or not purchased by Company.

27.      IMPLEADER

                  Supplier shall not implead or bring an action against Company based on any claim by any person for personal injury or death to an employee of Company for which Company has previously paid or is obligated to pay worker's compensation benefits to such employee or claimant and for which such employee or claimant could not otherwise bring legal action against Company.

28.      INDEMNITY

                  At Company's request, Supplier agrees to indemnify, defend and hold harmless Company, its affiliates, employees, successors and assigns (all referred to as "Company") from and against any losses, damages, claims, fines, penalties and expenses (including reasonable attorney's fees) that arise out of or result from: (i) injuries or death to persons or damage to property, including theft, in any way arising out of or caused or alleged to have been caused by the services performed by, or MATERIAL provided by Supplier; or (ii) any failure of Supplier to perform its obligations under this Agreement. Notwithstanding the foregoing, Supplier's duty of indemnification pursuant to this article does not arise for loss or injury caused by:

         (i) gross negligence, misuse, abuse of, or accident to the MATERIAL;

         (ii) gross negligence by a person other than Supplier or under Supplier's authority;

         (iii) improper or inadequate operation, maintenance, or repair by a person other than Supplier or under Supplier's authority not in accordance with this Agreement;

         (iv) modification to MATERIAL by Company or a third party in a manner not authorized in writing by Supplier and not in accordance with this Agreement.

         Supplier's obligations pursuant to this article are further subject to the conditions that Company:

         (i) gives Supplier timely notice of any claim or threatened or actual suit or action;

         (ii) gives Supplier sole control of the defense and settlement of such action, claim or suit and related settlement negotiations; provided that Supplier may not make any admission of liability on the Company's behalf, without Company's prior written consent and further provided that such control shall continue only for so long as Supplier is defending such claim, suit or action in good faith; and

         (iii) reasonably cooperates in the defense and settlement of such claim, suit or action at Supplier's sole expense.

         At Supplier's request, Company agrees to indemnify, defend and hold harmless Supplier, its affiliates, employees, successors and assigns (all referred to as "Supplier") from and against any losses, damages, claims, fines, penalties and expenses (including reasonable attorney's fees) that arise out of or result from: (1) injuries or death to persons or damage to property, including theft, in any way arising out of or caused or alleged to have been caused by the negligence of Company (including all associated persons as included above); (2) product liability claims arising out of the use of parts or services not provided by Supplier but which were combined or operated with the MATERIAL; (3) any warranty issued by Company in excess of that provided by Supplier pursuant to this Agreement; or (4) any failure of Company to perform its obligations under this Agreement. Notwithstanding the foregoing, Company's indemnification pursuant to this article does not arise for loss or injury caused by gross negligence by Supplier or a person under Supplier's authority. Company's obligations pursuant to this article are further subject to the conditions that Supplier:

         (i) gives Company timely notice of any claim or threatened or actual suit or action;

         (ii) gives Company sole control of the defense and settlement of such action, claim or suit and related settlement negotiations; provided that Company may not make any admission of liability on the Supplier's behalf, without Supplier's prior written consent and further provided that such control shall continue only for so long as Company is defending such claim, suit or action in good faith; and

         (iii) reasonably cooperates in the defense and settlement of such claim, suit or action.

29.      LIMITATION OF LIABILITY

                  NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR LOST PROFITS, CONSEQUENTIAL, INDIRECT, INCIDENTAL, SPECIAL OR PUNITIVE DAMAGES EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

                  These limitations of liability shall not apply to the Parties obligations under the clauses INFRINGEMENT, USE OF INFORMATION or SUPPLIER'S INFORMATION or to any liability arising from or related to any personal injury (including death) or damage to tangible property caused by Supplier in causing its obligations hereunder.

30.      INFRINGEMENT

                  Supplier shall indemnify and save harmless Company, its affiliates and their customers, officers, directors, employees (all referred to in this section as "Company") from and against any losses, damages, liabilities, fines, penalties, and expenses (including reasonable attorneys' fees) that arise out of or result from any and all claims (i) of infringement of any patent, copyright, trademark or trade secret right, or other intellectual property right, private right, or any other proprietary or personal interest, and (ii) related to the subject matter of this Agreement or performance under or in contemplation of it (an Infringement Claim). If the Infringement Claim arises solely from Supplier's adherence to Company's written instructions regarding services or tangible or intangible goods provided by Supplier (Items) and if the Items are not (i) commercial items available on the open market or the same as such items, or (ii) items of Supplier's designated origin, design or selection, Company shall indemnify Supplier. Company or Supplier (at Company's request) shall defend or settle, at its own expense any demand, action or suit on any Infringement Claim for which it is indemnitor under the preceding provisions and each shall timely notify the other of any assertion against it or any Infringement Claim and shall cooperate in good faith with the other to facilitate the defense of any such Claim.

31.      INSIGNIA

                  Upon Company's written request, "Insignia", including certain trademarks, trade names, insignia, symbols, decorative designs or packaging designs of Company, or evidences of Company's inspection will be properly affixed by Supplier to the MATERIAL furnished or its packaging. Such Insignia will not be affixed, used or otherwise displayed on the MATERIAL furnished or in connection therewith without written approval by Company.

         The manner in which such Insignia will be affixed must be approved in writing by Company in accordance with standards established by Company. Company shall retain all right, title and interest in any and all packaging designs, finished artwork and separations furnished to Supplier. This section does not reduce or modify Supplier's obligations under the "IDENTIFICATION" and "USE OF INFORMATION" section.

32.      INSURANCE

                  Supplier shall maintain insurance with a reputable insurance company in an amount reasonably sufficient to cover all of its obligations under this Agreement and in no event less than that required by California state law. Upon Company's request, Supplier shall furnish to Company a certificate of insurance evidencing that such insurance is in effect. The certificate shall also state that Company shall be notified by Supplier's insurance carrier(s) within thirty (30) days of any cancellation or material change in such policy. Supplier shall in such event furnish a new certificate in the event of cancellation or expiration of any insurance evidencing that replacement coverage is in effect.

33.      INVOICING FOR GOODS

                  Supplier shall: (i) render original invoice, or as otherwise specified in this Agreement, showing Agreement and order number, through routing and weight, (ii) render separate invoices for each shipment within twenty-four (24) hours after shipment, and (iii) mail invoices with copies of bills of lading and shipping notices to the address shown on this Agreement or order. If prepayment of transportation charges is authorized, Supplier shall include the transportation charges from the F.O.B. point to the destination as a separate item on the invoice stating the name of the carrier used.

34.      INVOICING FOR STOCKS

                  If Company requests for reasons other than covered by Section "FORCE MAJEURE", that shipment be postponed beyond the date shown on a purchase order, Supplier may invoice Company as of the original scheduled delivery date for MATERIAL manufactured under this Agreement, if it has been inspected and approved by Company's designated quality organization (provided inspection has been specified in this Agreement or in an order issued under this Agreement).

35.      JURISDICTION

                  Supplier agrees that any action or legal proceeding arising out of this Agreement shall be brought only in a court of competent jurisdiction in the United States of America and Supplier expressly submits to, and accepts the jurisdiction of, any such court in connection with such action or proceeding and Supplier further consents to the enforcement of any judgment against it arising therefrom in any jurisdiction in which it has or shall have any assets.

36.      LICENSES

                  No Licenses, express or implied, under any patents are granted by either Party to the other Party under this Agreement or order.

37.      MARKING

                  All MATERIAL furnished under this Agreement shall be marked for identification purposes in accordance with the specifications to be provided pursuant to this Agreement and as follows:

         (a) with Supplier, vendor code number, model/serial number; and

         (b) with month and year of manufacture; and

         (c) Common Language Equipment Identification (CLEI) Note: Common Language and CLEI are trademarks of Bell Communications Research; and

         (d) Company Apparatus code, serial, or model numbers; and

         (e) Warranty Eligibility System (WES) tracking information; and

         (f) Underwriters Laboratories and Federal Communications Commission markings as appropriate.

         (g) CE Marking

                  In addition, Supplier agrees to add any other identification which might be requested in writing by Company. Charges, if any for such additional identification marking shall be as agreed upon by Supplier and Company prior to the implementation of any change. This Section does not reduce or modify Supplier's obligations under Section 26 IDENTIFICATION.

38.      MONTHLY ORDER AND SHIPMENT REPORTS

                  Company shall render monthly order and shipment reports on or before the tenth working day of the succeeding month containing the information required on report form APPENDIX C. These forms will be furnished by Supplier.

39.      NON DISCLOSURE AGREEMENT

                  Whereas Company and Supplier each expect to disclose to the other party certain information concerning MATERIALs, business and strategies which are considered confidential and proprietary and which neither party wants to disclose to others, they have entered into a Non Disclosure Agreement. A copy of the Non Disclosure Agreement is attached hereto and made a part hereof, as APPENDIX D. This section does not reduce or modify Supplier's obligations under Section "USE OF INFORMATION."

40.      NON WAIVER

                  The failure of either party at any time to enforce any right or remedy available to it under this Agreement or otherwise with respect to any breach or failure by the other party shall not be construed to be a waiver of such right or remedy with respect to any other breach or failure by the other party.

41.      NOTICES

                  Any notice given or demanded which under the terms of this Agreement or under any statute must or may be given or made by Supplier or Company shall be in writing and shall be given or made by confirmed facsimile, or similar communication or by certified or registered mail addressed to the respective parties as follows

         To Company:       Alcatel Bell N.V.
                           Francis Wellesplein 1
                           B-2018 Antwerpen
                           Belgium
                           Attn: Patrick Hellemans

                                        -OR-

         To Supplier:      Turnstone Systems, Inc.
                           2220 Central Expressway
                           Santa Clara, CA 95050
                           Attn: Contracts Administration

                  Such notice or demand shall be deemed to have been given or made when sent by facsimile, or other communication or when deposited, postage prepaid in the U.S. mail.

                  The above addresses may be changed at any time by giving prior written notice as above provided.

42.      OPERATING SYSTEM SOFTWARE

                  The term MATERIAL includes any software (operating program in machine readable form and related documentation) and storage media therefor normally embedded in the MATERIAL. Title to the software, including copyright, shall remain in Supplier. The party having title to the MATERIAL shall have title to the software storage media. For the life of the MATERIAL listed in this Agreement, Supplier grants to Company and any subsequent purchaser, lessee or other end user (referred to collectively in this section as "end user") a non-exclusive license to use said software on the MATERIAL on which it was delivered.

         Company and any subsequent end user may copy the software for use on such MATERIAL with which it was originally delivered and for archival purposes, but shall not knowingly reproduce either the original software for distribution to others. Procedures for software revisions that include, but are not limited to upgrades, updates and fixes are stated in Appendix E: "Comprehensive Product Maintenance".

43.      OZONE DEPLETING CHEMICALS

                  Supplier hereby warrants that it is aware of international agreements and pending legislation in several nations, including the United States, which would limit, ban and/or tax importation of any MATERIAL containing, or produced using ozone depleting chemicals ("ODCs"), including chloroflurocarbons, halons and certain chlorinated solvents. Supplier hereby warrants that the MATERIAL furnished to Company will conform to all applicable requirements established pursuant to such agreements, legislation and regulations, and the MATERIAL furnished to Company will be able to be imported and used lawfully (and without additional taxes associated with ODCs not reported to Company by Supplier as set forth in this section) under all such agreements, legislation and requirements. Supplier also warrants that it is currently reducing, or if Supplier is not the manufacturer of the MATERIAL, is currently causing the manufacturing vendor to reduce and will, in an expeditious manner, eliminate, or, as applicable, have its manufacturing vendor eliminate the use of ODCs in the manufacture of the MATERIAL.

                  If the MATERIAL furnished by Supplier under this Agreement is manufactured outside the United States, Supplier shall, upon execution of this Agreement, and at any time that new MATERIALs are added to this Agreement or changes are made to the MATERIAL furnished under this Agreement, complete, sign and return to Company the attached ODC Content Certification. The ODC Content Certification must be signed by Supplier's facility manager, corporate officer or his delegate.

                  The term "ODC content" on the ODC Content Certification means the total pounds of ODC used directly in the manufacture of each unit of MATERIAL. This includes all ODCs used in the manufacturing and assembly operations for the MATERIAL plus all ODCs used by Supplier's vendors and any other vendors in producing components or other MATERIALs incorporated into the MATERIAL sold to Company.

                  Supplier is responsible to obtain information on the ODC content of all components and other MATERIALs acquired to manufacture the MATERIAL and to incorporate such information into the total ODC content reported to Company. Provided however, that Supplier should not include in the ODC content those components or other MATERIALs which are manufactured in the United States. Supplier hereby warrants to Company that all information furnished by Supplier on the ODC Content Certification is complete and accurate and that Company may rely on such information for any purpose, including but not limited to providing reports to government agencies or otherwise complying with applicable laws.

         Supplier shall defend, indemnify and hold Company harmless of and from any claims, demands, suits, judgments, liabilities, fines, penalties, costs and expenses (including additional ODC taxes as provided for in paragraph one of this section and reasonable attorney's fees) which Company may incur under any applicable federal, state, or local laws or international agreements, and any and all amendments thereto by reason of Company's use of reliance on the information furnished to Company by Supplier on the ODC Content Certification or by reason of Supplier's breach of this section. Supplier shall cooperate with Company in responding to any inquiry concerning the use of ODCs to manufacture the MATERIAL or components thereof and to execute without additional charge any documents reasonably required to certify the absence or quantity of ODCs used to manufacture the MATERIAL or components thereof.

44.      OZONE DEPLETING SUBSTANCES LABELING

                  Supplier warrants and certifies that all MATERIAL and other MATERIALs, including packaging and packaging components, provided to Company under this Agreement have been accurately labeled, in accordance with the requirements of 40 CFR, Part 82 entitled "Protection of Stratospheric Ozone, Subpart E- The Labeling of MATERIALs Using Ozone Depleting Substances."

45.      POINT OF SALE INFORMATION

                  Company agrees to provide Supplier monthly written reports of the areas where Company has sold Supplier MATERIAL and the respective quantities that are sold per area for the purposes of Supplier compensating Supplier's sales personnel. Supplier shall compensate its salespeople for Company's sales of Supplier products to their accounts on at least the same or substantially similar terms as if they had sold the same products directly. Company will compensate its salespeople on sales of Supplier products in a manner similar to the compensation received on other OEM products.

46.      MATERIAL CHANGES

                  Supplier shall provide Company with at least thirty (30) days, prior written notice of any change proposed to be made in accordance with this Agreement, or in the Specification and documentation covered by this Agreement that would impact upon: (i) reliability, (ii) requirements of the Specification, or (iii) form, fit or function (as defined below).

                  The only exception will be in those cases where an extremely hazardous or unsatisfactory condition requires immediate action. In such cases, verbal notification shall be made, followed by Supplier's immediate written confirmation.

                  Supplier shall submit changes to the following address:

         To Company:       Alcatel Bell N.V.
                           Francis Wellesplein 1

                           B-2018 Antwerpen
                           Belgium
                           Attn: Patrick Hellemans

                  If, as mutually agreed by Company and Supplier, sufficient changes have been made to warrant a MATERIAL re-qualification, such re-qualification will be performed at no cost to Company unless otherwise agreed. MATERIAL shall be in accordance with the latest information stated or referenced in the Specification.

                  If the plan for MATERIAL Change is not accepted by Company, in addition to all other rights and remedies at law or equity or otherwise, and without any cost to or liability or obligation of Company, Company shall have the right to terminate this Agreement and to terminate any or all orders for MATERIAL affected by such change. Notwithstanding the above, Supplier shall continue to provide the current MATERIAL for a period of twelve (12) months from the date the change is effective.

47.      MATERIAL CONFORMANCE REVIEWS

                  Supplier shall, utilizing documented procedures specified herein, make such tests and inspections as are necessary to insure that MATERIAL meets all technical requirements of the MATERIAL specification. Supplier shall provide, without charge, any production testing facilities and personnel required to inspect the MATERIAL under Quality Program Specification (QPS) No. 40.030, as changed from time to time with Supplier's written approval. Company reserves the right to inspect MATERIAL prior to shipment from Supplier or Supplier's subcontractor(s). Such inspection shall be conducted by Company's Engineering and Environmental Technologies (EE&T) organization utilizing a 0.65% Acceptability Level (AQL) sampling plan as described in QPS 40.030. If MATERIAL fails inspection, Supplier agrees to pay for all re-inspection costs. Inspection requirements may be waived only by written notification from Company's Engineering and Environmental Technologies (EE&T) organization. In the event that any or all work under this Agreement is subcontracted to another Supplier, Company reserves the right to conduct the aforementioned inspections at the subcontractors facilities.

48.      MATERIAL DOCUMENTATION

                  Supplier shall furnish, at no charge, MATERIAL documentation, and any succeeding changes thereto, as described in the Technical Specification. Company may use, reproduce, reformat, modify and distribute such MATERIAL documentation, subject in each instance to Supplier's prior review and written approval, which approval shall not be unreasonably withheld.

                  Company shall reproduce Supplier's copyright notice contained in any documentation reproduced without change by Company. For documentation, which is reformatted or modified by Company, Company shall have the right to place only Company's own copyright notice on the reformatted or modified documentation. It is the intent of the parties that Company's copyright notice shall be interpreted to protect the underlying copyright rights of Supplier to the documentation to the extent such underlying rights are owned by Supplier.

49.      PURCHASE ORDERS

                  Purchase orders issued under this Agreement shall be sent to the following address:

                                    Turnstone Systems, Inc.
                                    2220 Central Expressway
                                    Santa Clara, CA 95050
                                    FAX: (408) 907-1406
                                    Attn.: Customer Service

                  Purchase orders shall specify: (i) description of MATERIAL, inclusive of any numerical/alphabetical identification referenced in the price list in this Agreement, (ii) delivery date, (iii) applicable price, (iv) location to which the MATERIAL is to be shipped and (v) location to which invoices shall be sent for payment.

50.      REGISTRATION AND RADIATION STANDARDS

                  When MATERIAL furnished under this Agreement is subject CE rules or ETSI Rules and Regulations, as may be amended from time to time (hereinafter "CE Rules"), Supplier warrants that such MATERIAL complies with the registration, certification, type-acceptance and/or verification standards of the CE rules including, but not limited to, all labeling, customer instruction requirements, and the suppression of radiation to specified levels. Supplier shall also establish periodic on-going compliance retesting and follow a Quality Control program, submitted by Company, to assure that MATERIAL shipped complies with the applicable CE rules. Supplier shall indemnify and save Company harmless from any liability, fines, penalties, claims or demands (including the costs, expenses and reasonable attorney's fees on account thereof) that may be made because of Supplier's noncompliance with the applicable CE rules. Supplier shall defend Company, at Company's request, against such liability, claim or demand.

                   In addition, should MATERIAL which is subject the CE rules, during use generate harmful interference to radio communications, Supplier shall provide the Company information relating to methods of suppressing such interference and pay the cost of suppressing such interference or, at the option of Company, accept the return of the MATERIAL and refund to Company the price paid for the MATERIAL less a reasonable amount for depreciation, if applicable.

                  To the extent that MATERIAL furnished under this Agreement is also subject to CE rules governing the use of the MATERIAL as a component in a system as identified in

         Supplier's Technical Specifications, Company shall be responsible for compliance with the applicable CE rules governing the system. Supplier shall fully cooperate with Company, by providing technical support and information, and, upon written request from Company, shall modify MATERIAL to enable Company to ensure ongoing compliance with the CE rules. Company shall pay any increase in Supplier's costs and/or expenses resulting from Company's request to modify MATERIAL to enable Company to comply with the CE rules.

                  Nothing in this section shall be deemed to diminish or otherwise limit Supplier's obligations under the "WARRANTY" section or any other section of this Agreement.

51.      INSPECTION OF MATERIAL

                  Company may perform a visual and functional inspection of MATERIAL received prior to acceptance or rejection, and may refuse to accept MATERIAL which does not conform to the specifications of this Agreement. If, after [***] ([***]) calendar days from the date of delivery by Supplier, Company has not rejected MATERIAL by providing written notice to Supplier, it will be deemed accepted by Company. For purposes of this provision, functional and visual inspection shall have the same meaning as in paragraph 21 herein; i.e., confirmation that the MATERIAL does not contain one or more major defects that would make the MATERIAL unfit for use or installation, or that, during test, the MATERIAL operates as specified.

                  Company may only reject MATERIAL which has failed the above visual and/or functional inspection. Company's sole remedies upon rejection of MATERIAL are: (1) return rejected MATERIAL for full credit at the price charged plus delivery charges; or (2) have rejected MATERIAL replaced by Supplier at the purchase price stipulated in this Agreement. Supplier shall incur all transportation costs and assume in-transit risk of loss and damage of all MATERIAL returned under this provision to Supplier.

52.      RELEASES VOID

                  Neither party shall require (i) waivers or releases of any personal rights or (ii) execution of documents which conflict with the terms of this Agreement, from employees, representatives or customers of the other in connection with visits to its premises and both parties agree that no such releases, waivers or documents shall be pleaded by them or third persons in any action or proceeding.

53.      REPAIRS NOT COVERED UNDER WARRANTY

                  In addition to repairs provided for in section 18 Supplier shall provide repair service on all MATERIAL ordered under this Agreement during the term of this Agreement. MATERIAL to be repaired under this section will be returned to a location designated by Supplier, and unless otherwise agreed upon by Supplier and Company, Supplier shall ship the repaired MATERIAL which meets the Specifications set forth in the "SPECIFICATIONS OR DRAWINGS" section and all other Specifications within 10 business days of receipt of the

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
                                                                              23


         defective or non-conforming MATERIAL. With the concurrence and scheduling of Company, repair may be made by Supplier on site.

                  If MATERIAL is returned to Supplier for repair as provided for in this section and is determined to be beyond repair as defined in section 18, Supplier shall so notify Company. If requested by Company, Supplier will sell to Company a replacement at the price set forth in Supplier's then current agreement with Company for said MATERIAL or, if no such agreement exists, at a price agreed upon by Supplier and Company. If the parties fail to agree on a price, the price shall be a reasonably competitive price for such MATERIAL at the time for delivery. Further, if requested by Company, Supplier shall take the necessary steps to dispose of the unrepairable MATERIAL and pay to Company the salvage value, if any. Replacement and repaired MATERIAL shall be warranted as set forth in the "WARRANTY" section.

                  This Agreement does not grant Supplier an exclusive privilege to repair any or all of the MATERIAL purchased under this Agreement for which Company may require repair; and Company may perform the repairs or contract with others for these services.

                  All transportation costs of and in transit risk of loss and damage to MATERIAL returned to Supplier for repair under this section will be borne by Company and all transportation costs of and in transit risk of loss and damage to such repaired or replacement MATERIAL returned to Company will be borne by Company.

                  Repairs performed under this section will be charged on a Time and Materials basis as according to Supplier's then current Time and Material charges.

54.      REPAIR PROCEDURES

                  Repair Procedures are fully stated in Appendix E.

55.      RIGHT OF ENTRY

                  Each party shall have the right to enter the premises of the other party during standard business hours with respect to the performance of this Agreement, including an inspection or a Quality Review, subject to all plant rules and regulations, clearances, security regulations and procedures as applicable. Each party shall provide safe and proper facilities for such purpose. No charge shall be made for such visits. It is agreed that prior notification will be given when access is required.

56.      SAFETY CERTIFICATION

                  All safety certifications applicable to the Supplier MATERIAL are listed in Appendix B.

57.      SECTION HEADINGS

                  The headings of the sections in this Agreement are inserted for convenience only and are not intended to affect the meaning or interpretation of this Agreement.

58.      SERVICES

                  Visits by Supplier's representatives or its suppliers' representatives for inspection, adjustment or other similar purposes in connection with MATERIAL purchased under this Agreement shall for all purposes be deemed "Work under this Agreement" and shall be at no charge to Company unless otherwise agreed in writing between the parties.

59.      SEVERABILITY

                  If any of the provisions of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not invalidate or render unenforceable the entire Agreement, but rather the entire Agreement shall be construed as if not containing the particular invalid or unenforceable provision or provisions, and the rights and obligations of Supplier and Company shall be construed and enforced accordingly.

60.      SHIPPING

                  Supplier shall: (i) ship the MATERIAL covered by this Agreement or order complete unless instructed otherwise, (ii) ship to the destination designated in the Agreement or order, (iii) ship according to routing instructions given by Company, (iv) place the Agreement and order number on all subordinate documents, (v) enclose a packing memorandum with each shipment and, when more than one package is shipped, identify the package containing the memorandum; and (vi) mark the order number on all packages and shipping papers. Adequate protective packing shall be furnished at no additional charge. Shipping and routing instructions may be furnished or altered by Company without a writing. If Supplier does not comply with the terms of the FOB section of the Agreement or order or with Company's shipping or routing instructions, Supplier authorizes Company to deduct from any invoice of Supplier (or to charge back to Supplier), any increased cost incurred by Company as a result of Supplier's noncompliance.

61.      SHIPPING INTERVAL

                  The delivery schedule applicable to each purchase order will be agreed upon by Supplier and Company and set forth in the purchase order. (Note: Supplier has indicated that MATERIAL can usually be shipped an average of [***] after receipt of Company's purchase order for forecasted demand; however, in no event shall the delivery interval exceed [***] after receipt of purchase order, even when Company has not provided a forecast).

                  If Supplier exceeds the above maximum interval then in addition to all other rights and remedies at law or equity or otherwise, and without any liability or obligation of Company, Company shall have the right to: (a) cancel such purchase order, or (b) extend such delivery date to a later date, subject, however, to the right to cancel as in (a) preceding if

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
                                                                              25


         delivery is not made or performance is not completed on or before such extended delivery date. If Company elects to extend such delivery date, Supplier shall absorb the difference between the charges to ship normal transportation and the charges to ship premium overnight.

                  If a purchase order is canceled by Company pursuant to the above, Company shall have the right to retain or return any or all MATERIAL received by or paid for by Company under such purchase order. Within fifteen (15) business days of Supplier's receipt of returned MATERIAL, Supplier shall reimburse Company for the costs of shipping the MATERIAL returned to Supplier and for any amounts, including shipping costs, previously paid by Company for the MATERIAL. Company shall pay for any MATERIAL it retains at the prices set forth in APPENDIX A, less applicable discounts which shall be applied on the basis of the quantity specified in the purchase order.

                  If, during the course of this Agreement, Supplier determines that Supplier will no longer be able to ship within the above interval, Supplier shall immediately notify Company's buyer to that effect. Supplier shall also notify Company's buyer, as soon as it becomes apparent, if Supplier is unable to meet the delivery date for an order. However, nothing contained in this paragraph shall waive Company's rights as set forth above in this section.

62.      STORAGE OF PAID FOR STOCK

                  Subject to the section "OPERATING SYSTEM SOFTWARE", Company has and shall have at all times all right, title and interest in all MATERIAL invoiced to Company in accordance with the section "INVOICING FOR STOCKS". Such MATERIAL shall be referred to in this section as "Company Property." Supplier shall store such Company Property without cost to Company at Supplier's A-Plus Manufacturing Corp., 2381 Bering Drive, San Jose, CA 95131 facility and ship such Company Property as ordered by Company. In addition, Supplier shall:

                  (i) Be responsible for the safekeeping of the Company Property, assume all risks of loss or damage to the same and be liable for the full actual value of such Company Property. In case of removal of all or any part of the Company Property from one building to another, Supplier's responsibility for loss or damage shall continue and Supplier shall give Company at least ten (10) days advance notice in writing of the removal, except when the removal is required to comply with Company's shipping orders or to protect the Company Property from loss or damage.

                  (ii) Store the Company Property safely, indoors in protected areas approved by Company. Store the Company Property segregated from other property in sections of Supplier's plant marked Property of Company.

                  (iii) Deliver the Company Property only to Company or Company's designated customers in accordance with Company's orders or upon Company's demand, FOB Supplier's plant without additional charge for removal, packing, or crating.

                  (iv) Supplier shall not allow any security interest, lien, tax lien or other encumbrance (collectively referred to as "encumbrance") to be placed on any Company Property. Supplier shall give Company immediate written notice should any third party attempt to place or place an encumbrance on such Company Property. Supplier shall indemnify and hold Company harmless from any such encumbrance. Supplier shall, at Company's request, promptly execute a "protective notice" UCC-1 form and all other documents reasonably necessary to enable Company to protect its interest in such Company Property. This Agreement shall constitute the security agreement required by the UCC of the appropriate state.

                  (v) Company may inspect, inventory, and authenticate the account of the Company Property during Supplier's normal business hours. Supplier shall provide Company access to the premises where all such Company Property is located.

                  The obligations assumed by Supplier with respect to the Company Property are for the protection of Company's property. If Supplier defaults in carrying out Supplier's obligations under this Agreement, then, at no cost to Company and upon twenty-four (24) hours notice to Supplier, Company may cancel this Agreement in whole or in part or withdraw all or any part of the Company Property, or both. Supplier shall, at Company's option, return to Company or hold for Company's disposition any or all of such Company Property in Supplier's possession.

63.      SUPPLIER'S INFORMATION

                  Company shall view as Supplier's property any document, print, tape, disc, tool, or other tangible information-conveying or performance-aiding article owned or controlled by Supplier and identified by Supplier as proprietary/confidential either in writing or orally. The aforementioned material and information may be identified by Supplier as proprietary/confidential verbally and shall be followed up by written notice from Supplier to Company. Company shall, at no charge to Supplier, and as Supplier directs, destroy or surrender to Supplier promptly at its request any such article or any copy of such Information. Company shall keep Information confidential and use it only in performing under this Agreement and obligate its employees, subcontractors and others working for it to do so, provided that the foregoing shall not apply to information previously known to Company free of obligation, or made public through no fault imputable to Company.

64.      SURVIVAL OF OBLIGATIONS

                  The obligations of the parties under this Agreement which by their nature would continue beyond the termination, cancellation or expiration of this Agreement shall survive termination, cancellation or expiration of this Agreement.

65.      TAXES

                  Company shall reimburse Supplier only for the following tax payments with respect to transactions under this Agreement unless Company advises Supplier than an exemption applies: state and local sales and use taxes, as applicable. Taxes payable by Company shall be billed as separate items on Supplier's invoices and shall not be included in Supplier's prices. Company shall have the right to have Supplier contest any such taxes that Company deems improperly levied at Company's expense and subject to Company's direction and control.

66.      TECHNICAL SUPPORT

                  Technical Support is fully elaborated in Appendix E

                  Company shall be entitled to ongoing technical support, including field service and assistance and technical support in the development of customer proposals, provided, however, that the availability or performance of this technical support service shall not be construed as altering or affecting Supplier's obligations as set forth in the WARRANTY Section or elsewhere provided for in this Agreement.

                  It is the intent of this Agreement that the Supplier shall provide initial training and ongoing occasional updates.. Charges for field service technical support, will be based on Supplier's then current standard charges for such services.

67.      TERMINATION OF PURCHASE ORDER

                  Company may at any time terminate any portion or the total quantity of any purchase order(s) placed under this Agreement. Company's liability to Supplier with respect to such termination shall be limited to (i) Supplier's purchase price of all components for the MATERIAL (not usable in Supplier's other operations or salable to Supplier's other customers), plus (ii) the actual costs incurred by Supplier in procuring and manufacturing MATERIAL (not usable in Supplier's other operations or salable to Supplier's other customers) in process as of the date of giving notice of termination, less (iii) any salvage value thereof. However, no such termination charges will be invoiced if, within sixty (60) days of notice of termination, MATERIAL equivalent in kind to that being terminated is ordered by Company. If requested, Supplier shall substantiate such cost and price with proof satisfactory to Company.

68.      TIMELY PERFORMANCE  & PENALTY FOR LATE DELIVERY

                  If Supplier has knowledge that anything prevents or threatens to prevent the timely performance of the Work under this Agreement, Supplier shall immediately notify Company's Representative thereof and include all relevant information concerning the delay or potential delay.

                  In the event that shipment of any Supplier MATERIAL is delayed after an agreed upon shipment date, after a [***] grace period, Company shall be entitled to claim for liquidated damages of [***] ([***]) percent per week with a maximum of [***] ([***]) percent of the value of the MATERIAL. In the event that shipment of any Supplier MATERIAL is delayed by more than [***] ([***]) weeks, then Company shall have the right to cancel such order without any obligation to pay any damages or compensation of whatever nature relating to such cancellation.

69.      TITLE AND RISK OF LOSS

                  Title (other than software) and risk of loss and damage to MATERIAL including software purchased by Company under this Agreement or an order issued pursuant to this Agreement shall vest in Company when the MATERIAL has been delivered at the FOB point. If this Agreement or an order issued pursuant to this Agreement calls for additional services including, but not limited to, unloading, installation, or testing to be performed after delivery, Supplier shall retain title and risk loss and damage to the MATERIAL until the additional services have been performed. If Supplier is authorized to invoice Company for MATERIAL prior to shipment or prior to the performance of additional services, title to MATERIAL (other than software) shall vest in Company upon payment of the invoice, but risk of loss and damage shall pass to Company when the additional services have been performed.

70.      TOXIC SUBSTANCES AND MATERIAL HAZARDS

                  Supplier hereby warrants to Company that, except as expressly stated elsewhere in this Agreement, all MATERIAL furnished by Supplier as described in this Agreement is safe for its foreseeable use, is not defined as a hazardous or toxic substance or material under applicable federal, state or local law, ordinance, rule, regulation or order (hereinafter collectively referred to as "law" or "laws"), and presents no abnormal hazards to persons or the environment. Supplier also warrants that it has no knowledge of any federal, state or local law, that prohibits the disposal of the MATERIAL as normal refuse without special precautions except as expressly stated elsewhere in this Agreement. Supplier also warrants that where required by law, all MATERIAL furnished by Supplier is either on the EPA Chemical Inventory compiled under Section 8 (a) of the Toxic Substance Control Act, or is the subject of an EPA-approved pre manufacture notice under 40 CFR Part
         720. Supplier further warrants that all MATERIAL furnished by Supplier complies with all use restrictions, labeling requirements and all other health and safety requirements imposed under federal, state, or local laws. Supplier further warrants that, where required by law, it shall provide to

------------
*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

         Company, prior to delivery of the MATERIAL, a Material Safety Data Sheet which complies with the requirements of the Occupational Safety and Health Act of 1970 and all rules and regulations promulgated thereunder.

                  Supplier shall defend, indemnify and hold Company harmless for any expenses (including, but not limited to, the cost of substitute material, less accumulated depreciation) that Company may incur by reason of the recall or prohibition against continued use or disposal of MATERIAL furnished by Supplier as described in its Agreement whether such recall or prohibition is directed by Supplier or occurs under compulsion of law. Company shall cooperate with Supplier to facilitate and minimize the expense of any recall or prohibition against use or disposal of MATERIAL directed by Supplier or under compulsion of law.

                  Supplier further shall defend, indemnify and hold Company harmless of and from any claims, demands, suits, judgments, liabilities, costs and expenses (including reasonable attorney's fees) which Company may incur under any applicable federal, state or local laws, and any and all amendments thereto, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980; the Consumer MATERIAL Safety Act of 1972; the Toxic Substance Control Act; Fungicide, Rodenticide Act; the Occupational Safety and Health Act; and the Atomic Energy Act; and any and all amendments to all applicable federal, state, or local laws, by reason of Company's acquisition, use, distribution or disposal of MATERIAL furnished by Supplier under this Agreement.

71.      TRAINING

                  Supplier will provide instructional Source Material, at no charge, that can be used by Company to generate Customer Training materials. Supplier will provide two (2) train-the-trainer courses, at no charge, for Company's personnel at a level mutually agreed upon so that Company will be able to effectively market and support Supplier's MATERIAL. Additional courses will be made available to Company at Supplier's rates as listed in Appendix A. The training will include, but not be limited to the MATERIAL's features, competitive information, target markets and selling strategies, tendering and pre-sales training , TAC Support as well as technical aspects of the MATERIAL to enable Company to properly configure Supplier's MATERIAL to operate with Company's MATERIALs and provide technical support.

72.      PRODUCT MANAGEMENT MEETINGS
                 Supplier and Company shall have biannual product management meetings to discuss (not limited to):

         - Product changes
         - Roadmaps

         - Technology changes
         - R&D co-operation initiatives
         - Action plans and partnership agreement implementation issues
         - Supplier and Company shall do best efforts to make sure that the Crossworks Software is interoperable with Alcatel Test Access.
         - Cost improvements whereby the price of Supplier MATERIAL may decrease.

73.      ROADMAPS

              Supplier shall keep Company informed of ongoing development work (i.e. Product roadmaps) planned for the Materials covered in this Agreement. Company in turn, will keep Supplier appraised of ongoing development work on Company's broadband access products relevant to the copper loop management solution and that might affect the Supplier solution.

           Supplier undertakes to provide additional information to give Company the opportunity to comment on and possibility to influence the roadmaps, future plans and possible "Manufacturer Discontinue" decisions concerning the Products. Company undertakes to provide additional information to give Supplier the opportunity to comment on and possibility to influence the roadmaps, future plans and possible decisions concerning Company's products. Discussion pertaining to product development work shall take place on a quarterly basis

74.    SALES AND MARKETING MEETINGS

                   Company and Supplier shall have quarterly sales and marketing meetings in mutually agreed time and locations. Every other meeting should be arranged jointly with product management meetings. The meetings shall include, but are not limited to discussions on the following issues:

                  - Commercial roadmaps
                  - Customer case review
                  - Review of reference list
                  - Action plans to tackle major customer cases
                  - Pricing (customer specific pricing in quarterly meetings, generic pricing semi-annually)
                  - Forecast of Company purchases and future opportunities

                  Parties agree that the initial primary focus of the joint marketing and OEM activities will be on the combination of the 7300 product with the CX100 and applicable management software. Supplier's smart splitter solutions initially will not be joint marketed by Supplier and Company to the accounts stated in Section 4 unless specific customer requirements dictate a demand for this type of solution - e.g., the account is deploying or being quoted the 7300 SL product, or shows an interest in enhancing their current A1000 deployment with metallic test access. This OEM Agreement does not preclude Supplier from independently promoting its smart splitter solution to any account.

75.      EXCHANGE OF EQUIPMENT

                   Company and Supplier shall exchange four of their respective systems free of charge for the purposes of cooperative development, integration testing, sales and marketing demonstrations, and post sales support. Supplier will provide initial training for Company sales, marketing, and support personnel. Additional training or training for mutual customers can be purchased from Supplier at standard rates. Both parties agree to make their development and support personnel available as reasonably required for integration, development and support activities. The following individuals are designated as primary points of contact to ensure orderly communications:

                   Turnstone:                  Alcatel:
                   Jeff Aaron                  Josh Bailey
                   Partner Marketing           Strategic Marketing
                   408-907-1522                919-850-6796
                   jaaron@turnstone.com        Joshua.C.Bailey@usa.alcatel.com

76.      OSS INTEGRATION

                  Supplier agrees to work with Company to integrate its loop management tools with Company's Service and Network Management Platforms. Both parties agree to create a prototype or demo for the purposes of proving interoperability and demonstrating software integration. Additional integration work will be performed in conjunction with specific customer requirements.

                  Both Supplier and Company commit to providing the appropriate technical resources required for any joint development work. Both Supplier and Company commit to providing the appropriate resources for ongoing support and maintenance of materials that are jointly developed by parties, and commit to performing future development work as required by customers and mutually agreed upon by both parties.

77.      USE OF INFORMATION

                  Supplier shall view as Company's property any idea, data, program, technical, business or other intangible information, however conveyed, and any document, print, tape, disc, tool, or other tangible information-conveying or performance-aiding article owned or controlled by Company, and provided to, or acquired by, Supplier under or in contemplation of this Agreement (Information). Supplier shall, at no charge to Company, and as Company directs, destroy or surrender to Company promptly at its request any such article or any copy of such Information. Supplier shall keep Information confidential and use it only in performing under this Agreement and obligate its employees, subcontractors and others working for it to do so, provided that the foregoing shall not apply to information previously known to Supplier free of obligation, or made public through no fault imputable to Supplier. The use of information will further be governed by the Non Disclosure Agreement in Appendix D.

78.      VARIATION IN QUANTITY

                  Company assumes no liability for MATERIAL produced, processed or shipped in excess of the amount specified in this Agreement or in an order issued pursuant to this Agreement.

79.      WARRANTY

                  Supplier warrants to Company that MATERIAL furnished will be new, free from defects in design, material and workmanship and will conform to and perform in accordance with the Specifications. These warranties shall continue for a period of twelve (12) months from the date of acceptance by Company, but in no event more than 13 months from the date of shipment, with respect to hardware products and three (3) months from the date of acceptance by Company with respect to software products.

                  Supplier also warrants to Company that services will be performed in a first class, workmanlike manner. In addition, if MATERIAL furnished contains one or more manufacturer's warranties, Supplier hereby assigns such warranties to Company. Supplier warrants that at the time of delivery to Company such MATERIAL shall be free of any security interest or any other lien or any other encumbrance whatsoever. All warranties shall survive inspection, acceptance and payment.

                  Defective or non-conforming MATERIAL will be returned to Supplier for repair or replacement, at no cost to Company, with risk of in-transit loss and damage borne by Supplier and freight paid by Supplier. Unless otherwise agreed upon by Supplier and Company, Supplier shall complete repairs and ship the repaired MATERIAL within ten (10) business days of receipt of defective or non- conforming MATERIAL, or at Company's option, ship replacement MATERIAL within ten
         (10) business days after verbal notification is given Supplier by Company. Supplier shall bear the risk of in-transit loss and damage and shall prepay and bear that cost of freight for shipments to Company of repaired or replaced MATERIAL.

                  If MATERIAL returned to Supplier for repair as provided for in this section is determined to be beyond repair, Supplier shall promptly so notify Company and, unless otherwise agreed to in writing by Supplier and Company, Supplier shall ship replacement MATERIAL without charge within ten (10) business days of such notification.

                  Replacement MATERIAL shall be warranted as set forth above in this "WARRANTY" section. Any MATERIAL which is repaired, modified, or otherwise serviced by Supplier shall be warranted as provided in this "WARRANTY" section for the remainder of the warranty period (based upon the date repair, modification or other service is completed and accepted by Company) or ninety (90) business days after the MATERIAL is returned to a Customer, whichever is later.

                  If Supplier is unable to find any defect or nonconformity, the material will be returned to Company at Company's expense.

                  EXCEPT FOR THE WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT, SUPPLIER MAKES NO OTHER WARRANTIES REGARDING THE MATERIAL, ANY SOFTWARE INCORPORATED THEREIN OR ANY SERVICES PROVIDED THEREWITH AND HEREBY DISCLAIMS ANY AND ALL SUCH OTHER WARRANTIES, EXPRESS, OR IMPLIED OR STATUTORY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE, WHICH ARE HEREBY EXCLUDED. SUPPLIER'S LIABILITY UNDER THE WARRANTY SHALL BE LIMITED TO A REFUND OF THE COMPANY'S PURCHASE PRICE OR REPAIR OF THE MATERIAL. IN NO EVENT SHALL SUPPLIER BE LIABLE FOR THE COST OF PROCUREMENT OF SUBSTITUTE GOODS BY THE COMPANY OR FOR ANY SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES FOR BREACH OF WARRANTY.

80.      ENTIRE AGREEMENT

                  This Agreement shall incorporate the typed or written provisions on Company's orders issued pursuant to this Agreement and shall constitute the entire agreement between the parties with respect to the subject matter of this Agreement and the order(s) and shall not be modified or rescinded, except by a writing signed by Supplier and Company. Printed provisions on the reverse side of Company's orders (except as specified otherwise in this Agreement) and all provisions on Supplier's forms shall be deemed deleted. Estimates or forecasts furnished by Company shall not constitute commitments. The provisions of this Agreement supersede all contemporaneous oral agreements and all prior oral and written communications, and understandings of the parties with respect to the subject matter of this Agreement.

ATTACHMENTS - The following Attachments are hereby made part of the Agreement:

Appendix A  Turnstone Price Guide
Appendix B  Copper CrossConnect CX100 and Smart Splitter SX500 User's Guide (w/
            specifications)
Appendix C  Monthly Order and Shipment Reports
Appendix D  Non-Disclosure Agreement
Appendix E  Comprehensive Product Maintenance
Appendix F  Training
Appendix G  Alcatel UNITS

         IN WITNESS WHEREOF the Parties hereto have executed this Agreement in two (2) original copies by their duly authorised representatives on the earliest date written below,


ALCATEL S.A.                                  TURNSTONE SYSTEMS INC.

Name     : Patrick Hellemans                  Name     : Richard N. Tinsley

Title    : Purchasing Officer                 Title    : President and CEO

Signature: /s/ Patrick Hellemans              Signature: /s/ Richard N. Tinsley

Date     : June 1, 2001                       Date     : June 1, 2001

Name     :Wendy Wilmouth

Title    :Corporate Purchasing Manager "OEM/Resale" HW&SW

Signature :/s/ Wendy Wilmouth
Date     : June 1, 2001

Name     :Alain Page-Lecuyer

Title    :Director Corporate HW/SW & Services

Signature : /s/ Alain Page-Lecuyer

Date     : June 1, 2001

Name     :Raymond Polle

Title    :Vice President Corporate Procurement & Sourcing

Signature : /s/ Raymond Polle

Date     : June 1, 2001

                       APPENDIX A - TURNSTONE PRICE GUIDE

                         QUOTATION REF: ALCATEL_PRICING

[TURNSTONE LOGO]        [ALCATEL LOGO]

Rene GEYS
Alcatel
Product Manager - DSL Access Carrier Internetworking Division
De Villermontstraat 38
B-2550 - Kontich

                          UNIT VOLUME PRICING DISCOUNTS

                                                                       ------------------------------
                                                                                [***] UNITS
                                                                                   [***]%
                                                                       ------------------------------
      PART                                                              LIST
QTY  NUMBER                      DESCRIPTION               CLEI CODE    PRICE     DISCOUNT  NET PRICE
---------------------------------------------------------  ----------  ------------------------------
                                  Hardware
 1   600000  Copper CrossConnect 23" Base System           SLMXELCCRA  $6,595.00   [***]%    $[***]
 1   600001  Copper CrossConnect 19" Base System           SLMXEKBCRA  $6,295.00   [***]%    $[***]
 0    TBD    CX40                                          Tbd         $3,995.00   [***]%    $[***]
 1   600003  L140 Line Card - 25 subscribers/25 xconnects  SLL2DD0CAA  $3,395.00   [***]%    $[***]
 1   600048  L150 Line Card - 25 subscribers               SLL4MN0DAA  $3,995.00   [***]%    $[***]
 1   600056  L155 Line Card - 25 subscribers/BILS          SLL4MP0DAA  $4,995.00   [***]%    $[***]
 1   600046  P150 Processor Card                           SLPQ0G9DAB  $8,795.00   [***]%    $[***]
 1   600026  M101 Card - 6 Port Ethernet hub               SLL28D0CAA  $2,495.00   [***]%    $[***]
 1   600032  M120 - 8 port Terminal Server                 SLL3D80CAA  $3,495.00   [***]%    $[***]
 1   600070  M120 Octopus Cable                            TBD           $295.00   [***]%    $[***]
 1   600054  M121 - 8 port (RJ45) Terminal Server          SLL4EF0DAA  $3,495.00   [***]%    $[***]
 1   600034  X165 CrossConnect Linecard                    SLL3CC0CAA  $3,195.00   [***]%    $[***]
 1   600076  D230 - ADSL Service Verification Card         SLTSKM0HAA  $6,995.00   [***]%    $[***]
 1   600038  S108 POTS Splitter Line Card                  SLL3DD0CAA  $1,400.00   [***]%    $[***]
 1   600069  S112-12 port POTS Splitter Card (SCX)         TBD         $1,795.00   [***]%    $[***]
 1   600061  C10-Clock Distribution Card (BRI)             TBD         $2,395.00   [***]%    $[***]
 1   600060  T100-TDR Card                                 TBD         $4,295.00   [***]%    $[***]

 1   600063  SX500 23" Chassis - Smart Splitter            VAM3BB0BRA  $6,895.00   [***]%    $[***]
 1   600064  SP50 Controller Card                          VAC2V3FJAA  $1,295.00   [***]%    $[***]
 1   600065  SL24-24 port Splitter Line Card               VAC2U4FJAA  $2,295.00   [***]%    $[***]
 1    TBD    MA25 - 25 port Metallic Access Card           TBD         $1,395.00   [***]%    $[***]
 1   600068  SX500-19" Chassis - Smart Splitter            TBD         $5,895.00   [***]%    $[***]
 1   600074  SX500-19" Front-Cabling Panel                 TBD         $3,695.00   [***]%    $[***]
 1   600075  SX500-23" Front-Cabling Panel                 TBD         $4,595.00   [***]%    $[***]

 1    TBD    SCX200-23" Chassis                            TBD         $4,995.00   [***]%    $[***]
 1    TBD    SCX200-19" Chassis                            TBD         $4,295.00   [***]%    $[***]
 1    TBD    SCL12-12-port Smart Splitter Card (SCX)       TBD         $1,795.00   [***]%    $[***]
                                                                       ------------------------------

                                                           ------------------------------  ------------------------------
                                                                  [***]-[***] UNITS                [***]+ UNITS
                                                                        [***]%                        [***]%
                                                           ------------------------------  ------------------------------
      PART                                                   LIST                            LIST
QTY  NUMBER                      DESCRIPTION                 PRICE    DISCOUNT  NET PRICE    PRICE    DISCOUNT  NET PRICE
---------------------------------------------------------  ------------------------------  ------------------------------
                                  Hardware
 1   600000  Copper CrossConnect 23" Base System           $6,595.00    [***]%    $[***]   $6,595.00   [***]%     $[***]
 1   600001  Copper CrossConnect 19" Base System           $6,295.00    [***]%    $[***]   $6,295.00   [***]%     $[***]
 0    TBD    CX40                                          $3,995.00    [***]%    $[***]   $3,995.00   [***]%     $[***]
 1   600003  L140 Line Card - 25 subscribers/25 xconnects  $3,395.00    [***]%    $[***]   $3,395.00   [***]%     $[***]
 1   600048  L150 Line Card - 25 subscribers               $3,995.00    [***]%    $[***]   $3,995.00   [***]%     $[***]
 1   600056  L155 Line Card - 25 subscribers/BILS          $4,995.00    [***]%    $[***]   $4,995.00   [***]%     $[***]
 1   600046  P150 Processor Card                           $8,795.00    [***]%    $[***]   $8,795.00   [***]%     $[***]
 1   600026  M101 Card - 6 Port Ethernet hub               $2,495.00    [***]%    $[***]   $2,495.00   [***]%     $[***]
 1   600032  M120 - 8 port Terminal Server                 $3,495.00    [***]%    $[***]   $3,495.00   [***]%     $[***]
 1   600070  M120 Octopus Cable                              $295.00    [***]%    $[***]     $295.00   [***]%     $[***]
 1   600054  M121 - 8 port (RJ45) Terminal Server          $3,495.00    [***]%    $[***]   $3,495.00   [***]%     $[***]
 1   600034  X165 CrossConnect Linecard                    $3,195.00    [***]%    $[***]   $3,195.00   [***]%     $[***]
 1   600076  D230 - ADSL Service Verification Card         $6,995.00    [***]%    $[***]   $6,995.00   [***]%     $[***]
 1   600038  S108 POTS Splitter Line Card                  $1,400.00    [***]%    $[***]   $1,400.00   [***]%     $[***]
 1   600069  S112-12 port POTS Splitter Card (SCX)         $1,795.00    [***]%    $[***]   $1,795.00   [***]%     $[***]
 1   600061  C10-Clock Distribution Card (BRI)             $2,395.00    [***]%    $[***]   $2,395.00   [***]%     $[***]
 1   600060  T100-TDR Card                                 $4,295.00    [***]%    $[***]   $4,295.00   [***]%     $[***]

 1   600063  SX500 23" Chassis - Smart Splitter            $6,895.00    [***]%    $[***]   $6,895.00   [***]%     $[***]
 1   600064  SP50 Controller Card                          $1,295.00    [***]%    $[***]   $1,295.00   [***]%     $[***]
 1   600065  SL24-24 port Splitter Line Card               $2,295.00    [***]%    $[***]   $2,295.00   [***]%     $[***]
 1    TBD    MA25 - 25 port Metallic Access Card           $1,395.00    [***]%    $[***]   $1,395.00   [***]%     $[***]
 1   600068  SX500-19" Chassis - Smart Splitter            $5,895.00    [***]%    $[***]   $5,895.00   [***]%     $[***]
 1   600074  SX500-19" Front-Cabling Panel                 $3,695.00    [***]%    $[***]   $3,695.00   [***]%     $[***]
 1   600075  SX500-23" Front-Cabling Panel                 $4,595.00    [***]%    $[***]   $4,595.00   [***]%     $[***]

 1    TBD    SCX200-23" Chassis                            $4,995.00    [***]%    $[***]   $4,995.00   [***]%     $[***]
 1    TBD    SCX200-19" Chassis                            $4,295.00    [***]%    $[***]   $4,295.00   [***]%     $[***]
 1    TBD    SCL12-12-port Smart Splitter Card (SCX)       $1,795.00    [***]%    $[***]   $1,795.00   [***]%     $[***]
                                                           ------------------------------  ------------------------------

PLEASE NOTE THAT 1 UNIT IS ANY OF THE FOLLOWING:           1 X CX100 CHASSIS
                                                           1 X CX40 CHASSIS
                                                           1 X SX500 CHASSIS
                                                           1 X SCX200 CHASSIS

   BOTH PARTIES AGREE TO DISCUSS PRICING AS REQUIRED ON A CASE BY CASE BASIS.

               PART                                                                    LIST         EXTENDED
  QTY         NUMBER                          DESCRIPTION                              PRICE       LIST PRICE   DISCOUNT   NET PRICE
------------------------------------------------------------------------------------------------------------------------------------
                                      SOFTWARE AND DOCUMENTATION
   1          600030      CrossWorks LMS Software                                   $50,000.00     $50,000.00    [***]%     $[***]
   1          600049      CrossWorks API Server Software                            $50,000.00     $50,000.00    [***]%     $[***]
   1          600043      CrossWorks Interactive Voice Response (IVR) Platform      $30,000.00     $30,000.00    [***]%     $[***]
   1          600031      CrossWorks LMS - User's Guide                                $100.00        $100.00    [***]%     $[***]
   1          600041      CrossWorks LMS - Installation and Administration Guide          $100        $100.00    [***]%     $[***]
   1          600050      CrossWorks API Server - User's Guide                            $100        $100.00    [***]%     $[***]
   1           TBD        Additional Dialogic Cards for CrossWorks IVR Platform          $0.00          $0.00    [***]%     $[***]
   1          600044      CrossWorks IVR - User's Guide                                $100.00        $100.00    [***]%     $[***]
   1          600066      SX500 - User Guide                                           $100.00        $100.00    [***]%     $[***]

                         ****TURNSTONE CONFIDENTIAL****

---------------
*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

  APPENDIX B - COPPER CROSSCONNECT CX100 AND SMART SPLITTER SX500 USER'S GUIDE
                               (W/SPECIFICATIONS)

An electronic copy of the Copper CrossConnect CX100 and Smart Splitter SX500 User's Guide will be accessible by Alcatel through Turnstone's customer service Internet Web site.

                   APPENDIX C - MONTHLY ORDER SHIPMENT REPORTS


Turnstone is currently in process of obtaining a template to for purposes of Alcatel submitting Customer Shipment information for purposes of appropriate compensation for Turnstone personnel.

                      APPENDIX D - NON DISCLOSURE AGREEMENT


Copies of the NDA in place between Turnstone and Alcatel are available upon request.

              APPENDIX E - COMPREHENSIVE PRODUCT MAINTENANCE TERMS

         Company and Supplier agree that the following terms and conditions shall govern the provisioning of maintenance and support services by Company to Supplier with respect to Supplier's Products.

SECTION 1.  DEFINITIONS

         "Hardware" means all Supplier-produced hardware, including, but not exclusive to, chassis-based systems and slot cards, purchased by Company from Supplier or one of its authorized agents and for which Company is current on its purchase price payment obligations.

         "Application Software" means all Supplier-produced software that is provided by Supplier to be used with Hardware.

         "Embedded Software" means all Supplier-produced software that is embedded in the Hardware.

         "Software" means all Supplier-produced software, including, but not limited to, Embedded Software and Application Software, purchased by Company from Supplier or one of its authorized agents and for which Company is current on its purchase price payment obligations.

         "Product(s)" means all Hardware and Software.

         "Update" means a Software release containing error corrections and enhancements that is made commercially available by Supplier and generally indicated by a change in the release number and any corrections and updates to the associated documentation.

SECTION 2.  SOFTWARE MAINTENANCE

         2.1 Software Updates. Supplier shall provide Company e-mail notification of Updates to Software as they become available. The contents of all Updates shall be decided upon by Supplier in its sole discretion. Company may obtain Updates either through delivery of a machine-readable copy pursuant to instructions contained in the release notification or by downloading the Updates from Supplier's customer care web site. Supplier will provide Updates for Products that are covered under maintenance. Company shall have the right to reasonably request maintenance releases.

         2.2 Supported Software. Supplier's Software support obligations hereunder shall extend to the current production release and the prior production release only.

         2.3 Error Corrections. For Software that is covered under maintenance, Supplier shall use its reasonable efforts to correct any reproducible programming error in the Software attributable to Supplier with a level of effort commensurate with the severity of the error, provided that Supplier shall have no obligation to correct all errors in the Software. Upon identification of any programming error, Company shall notify Supplier of such error and shall provide Supplier with enough information to reproduce the error. Supplier shall not be responsible for correcting any errors not attributable to Supplier. Supplier shall only be responsible for errors that are reproducible by Supplier on unmodified Software as delivered to Company.

SECTION 3.  EXTENDED WARRANTY FOR HARDWARE AND SOFTWARE

         3.1 Limited Warranty. The terms of Supplier's Hardware and Embedded Software warranty is attached as Attachment B hereto. The terms of the Application Software warranty is attached as Attachment C hereto. By purchasing maintenance and support hereunder, Company verifies that Company has read and understands such warranties.

         3.2 Extended Warranty. All Products covered under maintenance shall be considered under warranty, which will effectively extend Product warranty coverage past Supplier's standard 1-year limited Hardware warranty period and 90-day limited Software warranty period as outlined in Attachments B and C.

SECTION 4.  RETURN MATERIAL AUTHORIZATION

         4.1 Return Material Authorization. Before returning any Product, Company must contact Supplier customer support and obtain an RMA number by calling the designated support telephone number or logging a request via Supplier's customer care web site. If Supplier's customer support verifies that the Product is likely to be defective, Supplier will issue Company a Return Material Authorization (RMA) number, which allows Company to return the defective unit to Supplier for repair or replacement.

         4.2 Shipping. Supplier cannot accept any Product without an RMA number on the package. Company must deliver the defective Product along with the RMA number to Supplier. If Company ships the Product, Company assumes the risk of damage or loss in transit. Company must use the original container (or the equivalent) and pay the shipping charge. Supplier will provide Company with the shipping address at the time of RMA issuance.

         4.3 Repair or Replace. Supplier may replace or repair the Product with either a new or reconditioned Product. Supplier warrants the repaired or replaced Product to be free from material defects in accordance with the original warranty for a period of the greater of (i) ninety (90) days from the return shipping date; or (ii) the period of time remaining on the maintenance coverage term, whichever is applicable.

         4.4 Advance Replacement. Supplier will ship an advance replacement unit via next-business-day delivery in the continental United States. Company has 30 days to return the defective unit after the replacement has been shipped. If the defective unit is not returned within this time, Supplier will invoice Company for the full list price of the replacement unit.

         4.5 Company Breach. Notwithstanding anything to the contrary herein, if Supplier properly invoices Company for replacement unit(s) and Company breaches its payment obligations for such replacement units, Supplier may stop providing RMA and advance replacement units hereunder without any penalty until such breach is cured.

SECTION 5.  COMPANY SUPPORT

         5.1 Support. Supplier will provide Company with technical support by both World Wide Web and telephone. Such support will include:

                  a. Assistance related to questions on the installation and operational use of the Product(s);

                  b. Assistance in identifying and verifying the causes of
                     suspected errors in the Product(s); and

                  c. Providing workarounds for identified Product errors or
                     malfunctions, where reasonably available to Supplier.

         5.2 Company Care Web Site. Supplier will provide Company with an authorized account to access Supplier's customer care web site. Supplier will make available the following services through its customer care web site:

                  a. Software Updates that can be downloaded by Company;

                  b. Documentation for Products;

                  c. Issuing trouble reports identified by Company through
                     Supplier's customer care web site;

                  d. Issuing suggestions for enhancements through Supplier's customer care web site.

         Supplier shall provide Company with online accounts to Supplier's WWW online service. These accounts shall allow Company to access the WWW and ftp servers with access to bug lists, trouble ticket system, call tracking system, technical tips and other product related information and documentation.

         5.3 Telephone Support. Telephone support shall include:


                  (a) Direct Hotline Support. During regular business hours
                      Monday through Friday, Company may contact Supplier customer support directly through either local regional contact numbers to be supplied by Supplier or by calling 1-877-8COPPER, extension 1599 or 1-408-907-1599.

                  (b) 24/7 Dispatch Service. On a 24/7, 365-day basis, a live operator will be available at the above contact numbers, and Company may request that the operator immediately alert a Supplier customer support person via pager. Pages will generally be returned by Supplier customer support within 30 minuets.

         5.4 Recertification Services. The obligations of Supplier hereunder only extend to Products purchased by Company directly from Supplier or one of its authorized agents. If Company acquires Supplier products other than from Supplier or one of its authorized agents and wish such products to be covered, Company must notify Supplier and provide to Supplier a list of such products together with their unique Supplier serial identification numbers. Supplier in its sole discretion may elect to recertify such products and charge Company a recertification fee, in which case such products shall then be deemed to have been purchased from Supplier and covered under maintenance.

         5.5 Escalation Process. Company and its end customer shall jointly assess the impact of Product issues and assign priorities according to the issue priority definitions below. Supplier shall escalate issues according to the following Supplier problem prioritization guidelines:

         CRITICAL System is unusable or inoperative, causing critical impact to network operation

         MAJOR System is operating but at a significantly reduced level of performance.

         MINOR System is operating but at slightly reduced level of performance.

         COSMETIC/
         FEATURE
         REQUESTS          System operates normally

                                  ESCALATION
         SEVERITY TIME FRAME      TECH LEVEL     MANAGEMENT LEVEL
         -------------------      ----------     ----------------
         CRITICAL Immediate       Level 2 TAC    Director of Technical Services
                                  Level 3 TAC

                  4 hours                        VP Customer Support
                                                 VP Engineering

         MAJOR    Immediate       Level 2 TAC

                  1 hour          Level 3 TAC

                  2 hours                        Director of Technical Services

                  3 hours                        VP Customer Support

                  4 hours                        VP Engineering

         MINOR    24 hours        Level 2 TAC

                  72 Hours        Level 3 TAC

         5.6 Service Levels. Provided that Company has met its obligations hereunder, Supplier shall use its best efforts to provide issue resolution services according to the following service level requirements. The requirement is to provide as a minimum a workaround solution within the time frame identified to manage the failure situation until the permanent solution is implemented. Elapsed time shall be measured from the time Supplier acknowledges the issue, or thirty (30) minutes following notification by Company, whichever is shorter.

           -----------------------------------------------------------------
               IMPACT OF ISSUE TO COMPANY          SERVICE LEVEL REQUIREMENT
               --------------------------          -------------------------
                     CRITICAL                           Within 4 hours
                                                         95% of cases
           -----------------------------------------------------------------
                        MAJOR                           Within 24 hours
                                                          95 % of cases
           -----------------------------------------------------------------
                         MINOR                           Within 48 hours
                                                          95 % of cases
           -----------------------------------------------------------------
              All calls to Supplier TAC
           must be acknowledged by Supplier            Within 30 minutes
            and assigned a trouble ticket                 95 % of cases
           -----------------------------------------------------------------

         5.7 Emergency Call-Out Services. Supplier agrees to use commercially reasonable efforts to provide Company with emergency call-out services. Emergency call-out service provides recovery assistance for emergencies 24 hours a day, 7 days a week. Typically, the emergency service is needed when there is a serious system malfunction that Company is unable to manage and which requires on-site service support. In these instances, a Supplier systems engineer may be required to physically visit the Company customer site.

         Emergency call-out service shall only be requested by Company in the event that Company is unable to resolve the issue after assistance from Supplier TAC and after Company support personnel has first attempted to troubleshoot the issue at the customer site. Before requesting such service, Company shall first obtain a written call-out request from its customer and provide a copy of such request to Supplier. After receiving the request, Supplier, Company and the Company customer shall mutually agree upon a schedule for the Supplier systems engineer to visit the customer site.

         Company agrees to pay Supplier a rate of $[***] per day plus reasonable travel, hotel and per diem expenses associated with the provisioning of any emergency call out services. Payment terms shall be as provided in the main Agreement. If the Emergency Call-Out Service is required because of a shown HW/SW failure in Supplier MATERIAL, Company shall not pay the fee mentioned here above.

SECTION 6.  TRAINING

         6.1. Training. The obligations of Company and Supplier with respect to training are set forth in Appendix F.

SECTION 7.  COMPANY RESPONSIBILITIES

         7.1 End Customer Assistance. End customers shall initially report all Supplier Product issues to the Company. Company shall provide certified Supplier-trained

------------
*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

         support engineers to assist its end customers with defining, diagnosing and resolving reported problems with Supplier Products. Company shall make every effort to resolve reported issues prior to escalating them to Supplier's technical assistance center.

         7.2 Supplier Assistance. Company shall promptly provide Supplier network access to the appropriate install sites and configuration information for the related network equipment so that Supplier has a reasonable opportunity to diagnose and resolve Product issues within agreed upon service levels. Upon request, Company shall also provide reasonable access to all necessary personnel to answer questions about any problems reported by Company regarding the Products. Company shall promptly implement all Updates and error corrections provided by Supplier hereunder.

         7.3 Company Training. Company and Supplier shall mutually agree upon appropriate numbers of certified Supplier-trained engineers to support each geographical region where the Products may be deployed.

         7.4 Contact People. Company shall appoint a number of individuals within Company's organization, as mutually agreed upon between Company and Supplier, to serve as primary contacts between Company and Supplier and to receive support through Supplier's customer care organization. Company shall ensure that its contact persons are properly trained in the operation and usage of the Products.

SECTION 8.  MAINTENANCE TERM AND FEES

         8.1 Comprehensive Product Maintenance Term and Fees. The maintenance coverage term and the maintenance fees which Company agrees to pay Supplier are set forth in Attachment A.

SECTION 9.  MISCELLANEOUS

         9.1 Product Obsolescence.

                  a. Rights. Supplier shall have the right to declare any
                     Product(s) obsolete and no longer supported by Supplier, subject to the terms hereunder.

                  b. Notice Period. Supplier shall not discontinue manufacture of any Products supplied to the Company without giving at least six (6) months written notice of its intention to do so.

                  c. Continued Support. The responsibilities of Supplier to
                     provide maintenance services with respect to any of the Products shall remain in force for a period of one (1) year after the Product has been made obsolete; provided that (i) the Company has paid Supplier for maintenance hereunder and
                     (ii) Company has continuously purchased
                     maintenance from Supplier since the first commercial shipment of Product from Supplier to Company. In case Company has long-term support contracts with its customers, Company shall inform Supplier of the terms of such contracts, and Supplier and Company shall work together in good faith and use their reasonable best efforts to ensure that Company can successfully fulfill its obligations under such contracts.

ATTACHMENT A

                COMPREHENSIVE PRODUCT MAINTENANCE - TERM AND FEES

         Supplier shall offer and Company shall purchase comprehensive product maintenance on a 12-month coverage term basis. The fees for each such 12-month coverage term shall equal [***]% of the aggregate purchase price paid by Company for the Supplier Products to be covered.

         The first 12-month coverage term shall begin on the date of the first shipment of Product from Supplier to Company or Company's designee. A coverage term may be extended prior to expiration for additional 12-month periods upon mutual agreement of Supplier and Company.

------------
*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ATTACHMENT B

               LIMITED WARRANTY FOR PRODUCTS AND EMBEDDED SOFTWARE

1.       Limited Warranty

Supplier warrants that under normal use and conditions the components of the Products and Software listed below will, for the appropriate duration listed below (each, a "Warranty Period"), be free from Material Defects. For purposes of the hardware warranty, "Material Defect" means any defect in Supplier's Product that is a substantial nonconformity from the published specifications for such Product, and with respect to the Embedded Software warranty, such defect can be reproduced by Supplier.

         Hardware: The Warranty Period for any hardware delivered is one (1) year from the date of purchase from Supplier.

         Embedded Software: The Warranty Period for the Embedded Software delivered is ninety (90) days from the date of purchase from Supplier.

Company's sole remedy and Supplier's sole responsibility under this warranty shall be the repair or replacement of the Product, or component, or Embedded Software as described below in "Returning a Defective Product (RMA)". This warranty does not cover replacement of Products or Embedded Software damaged by improper or unauthorized repair, abuse, misuse, neglect, alteration, disaster, improper installation or improper testing. For further warranty information call the number below.

2.       Returning a Defective Product (RMA)

Before returning any Product or Embedded Software, Company must contact Supplier customer support and obtain an RMA number by calling 1-877-8COPPER in California USA or by email communication to the following email address:
support@turnstone.com.

If Supplier customer support verifies that the Product or Embedded Software is likely to be defective, Supplier will issue an RMA number to place on the outer package in which the Product or Embedded Software will be shipped. Supplier cannot accept any Product or Embedded Software without an RMA number on the package. Company must deliver the Product or Embedded Software along with the RMA number to Supplier. If Company ships the Product or Embedded Software, Company assumes the risk of damage or loss in transit. Company must use the original container (or the equivalent) and pay the shipping charge.

Supplier may replace or repair the Product or Embedded Software with either a new or reconditioned Product or Embedded Software. Supplier warrants the repaired or replaced Product or Embedded Software to be free from Material Defects for a period of the greater of (i) ninety (90) days from the return shipping date; or (ii) the period of time remaining on the original one
(1) year or ninety (90) day warranty as applicable.

WARRANTIES EXCLUSIVE: THE ABOVE WARRANTY IS IN LIEU OF ANY OTHER WARRANTY, WHETHER EXPRESS, IMPLIED OR STATUTORY INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY, NONINFRINGEMENT, FITNESS FOR A PARTICULAR PURPOSE OR ANY WARRANTY ARISING OUT OF ANY COURSE OF DEALING OR INDUSTRY CUSTOM.

ATTACHMENT C

                    LIMITED WARRANTY FOR APPLICATION SOFTWARE

Supplier warrants that for a period of 90 days from the date of purchase (a) the Application Software will perform substantially in accordance with the accompanying Documentation and (b) the media on which the Application Software is recorded is substantially free from defects in materials and workmanship.

Supplier's sole obligation under this limited warranty shall be at Supplier's discretion to (a) use reasonable efforts to correct reproducible errors in the Application Software, (b) replace defective media which is returned to Supplier or (c) refund the purchase price paid for the Application Software. Any replacement Application Software will be warranted for the remainder of the original warranty period or 30 days, whichever is longer.

This warranty gives Company specific legal rights and Company has other rights which vary from jurisdiction to jurisdiction.

WARRANTIES EXCLUSIVE: EXCEPT FOR THE FOREGOING EXPRESS WARRANTY THE APPLICATION SOFTWARE IS PROVIDED "AS IS". SUPPLIER MAKES NO WARRANTY THAT THE APPLICATION SOFTWARE WILL WORK IN CONJUNCTION WITH ANY HARDWARE OR APPLICATION SOFTWARE PRODUCTS PROVIDED BY THIRD PARTIES, THAT USE OF THE APPLICATION SOFTWARE WILL BE UNINTERRUPTED OR ERROR FREE, OR THAT ALL DEFECTS IN THE APPLICATION SOFTWARE WILL BE CORRECTED. SUPPLIER HEREBY DISCLAIMS ANY OTHER WARRANTY, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY, NONINFRINGEMENT, FITNESS FOR A PARTICULAR PURPOSE OR ANY WARRANTY ARISING OUT OF ANY PROPOSAL, SPECIFICATION, OR SAMPLE.

                              APPENDIX F - TRAINING

COMPANY TRAINING

As long as Company continuously purchases maintenance and support coverage for its Supplier products pursuant to the terms set forth in Appendix E hereto, Supplier commits to provide the following types of training programs to Company personnel:

         - Sales Training

         - Technical Training

         - Periodic Technical Refreshers

         - Train the Trainer (Technical)

Furthermore, Company shall have access to all courseware regarding the courses mentioned here below both in hardcopy as in electronic version for internal use. For all other uses Company must obtain prior written consent from Supplier.

SALES TRAINING
Supplier shall provide training to enable Company to effectively market and sell Supplier equipment and services.

TECHNICAL TRAINING
Supplier shall provide training to enable Company technical staff to understand the theory of operation, and to independently install, configure, test, manage and troubleshoot Supplier equipment.

TECHNICAL REFRESHER
Supplier shall provide periodic training as necessary to inform Company technical staff of developments in Supplier products and to enhance knowledge acquired in initial technical courses.

TRAIN THE TRAINER (TECHNICAL)
Supplier shall provide training to enable Company trainers to deliver Supplier technical courses to Company employees and Company customers. The Supplier Trainer Program gives instructors the skills they need to educate Company employees and customers as well as the technical skills to become proficient in Supplier products. This instructor led program includes lab intensive exercises, which gives the instructor candidates hands on time using the Copper CrossConnect CX100, SX500 Smart Splitter and CrossWorks LMS. After reaching an acceptable level of proficiency on the Supplier products, the attendees will be tested on their instructor abilities in teaching Supplier's courses to the class for evaluation and demonstration. Once students have successfully completed this course they will be certified as Supplier Technical Trainers, which will allow them to deliver training on Supplier products.

PRICING FOR COMPANY TRAINING

Upon Company's request, Supplier will provide at Supplier's facilities (or at Company's facilities if Supplier is reimbursed by Company for reasonable related travel, hotel and per diem expenses) up to 10 training sessions of a maximum of 80 hours in the aggregate to Company sales and technical personnel free of charge. The 80 hours of free training must be used during, and shall expire after, the first twelve months following the execution of the main Agreement. Any additional training will be provided to Company at the pricing set forth below:

CERTIFICATION                                          PRICE
NUMBER          CERTIFICATION NAME                     (PER STUDENT) *     LIST PRICE *    OEM PRICE *     DURATION
-------------   ----------------------------------     ---------------     ------------    -----------     --------
OEM-CXC01       Copper CrossConnect CX100              $1,000              $12,000         $[***]          2 days
                Certification
-------------   ----------------------------------     ---------------     ------------    -----------     --------
OEM-CWC01       CrossWorks LMS Certification           $  750              $ 9,000         $[***]          2 days
-------------   ----------------------------------     ---------------     ------------    -----------     --------
OEM-SXC01       SX500 Smart Splitter Certification     $  550              $ 6,600         $[***]          2 days
-------------   ----------------------------------     ---------------     ------------    -----------     --------
OEM-LAC01       Loop Analysis Certification            $1,500              $18,000         $[***]          1.5 days
-------------   ----------------------------------     ---------------     ------------    -----------     --------
OEM-IMC01       Installation and Maintenance           $  500              $ 6,000         $[***]          1 day
                Certification
-------------   ----------------------------------     ---------------     ------------    -----------     --------
OEM-EMC01       Element Management Certification       $1,200              $14,400         $[***]          2 days
-------------   ----------------------------------     ---------------     ------------    -----------     --------
TBD             Supplier Trainer Program **            $4,300                  N/A         $[***]          8.5 days
-------------   ----------------------------------     ---------------     ------------    -----------     --------

-------------
* Price is based on 12 students per class (except for the Supplier Trainer Program, which is based on a class of up to six students) and on training been conducted at Supplier's facilities. For training to be conducted at Company's facilities, Supplier shall be reimbursed by Company for reasonable related travel, hotel and per diem expenses.

** The Supplier Trainer Program is based on a class of up to six students from Company. In addition to providing the trainer teaching skills curriculum it will also include the curriculum for the following certifications:

   -  Loop Analysis
   -  CX100 Copper CrossConnect
   -  SX500 Smart Splitter
   -  CrossWorks LMS

CANCELLATION

------------
*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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In the event Company cancels or reschedules a training course less than fourteen
(14) calendar days prior to the date of such course, Company shall compensate Supplier with an amount equal to 50% of the fees for such training course plus any nonrefundable travel or hotel expenses incurred by Supplier in anticipation of such course. In the event Company cancels or reschedules a training course less than seven (7) calendar days prior to such event, Company shall compensate Supplier with an amount equal to 100% of the fees for such training course plus any nonrefundable travel or hotel expenses incurred by Supplier in anticipation of such course. Other than the above, Company shall have no further liability for canceling or rescheduling a training course.

COURSE DESCRIPTIONS

The following course descriptions may be updated from time to time to include additional courses that may be offered by Supplier to Company.

COPPER CROSSCONNECT CX100 CERTIFICATION

The Copper CrossConnect CX100 from Supplier is the first in a new class of carrier equipment that facilitates management of copper infrastructure for digital services. The CX100 is deployed in central offices, between the outside plant pairs connecting through the Main Distribution Frame (MDF) and the loop terminating access equipment, such as DSLAMs. Sitting in line with up to 550 copper loops, the CX100 transparently connects loop-side pairs to corresponding equipment-side pairs at the metallic layer. Through software control, the CX100 can remotely perform comprehensive loop testing and qualification on any of these copper pairs, testing either towards the subscriber or back towards the access equipment. The Copper CrossConnect CX100 also enables service providers to remotely change copper connectivity as needed, such as moving a subscriber's loop to an alternative equipment port. This provides a cost-effective solution for automated protection switching of DSLAM line cards and service changes, without requiring a visit to the central office.

The CX100 Copper CrossConnect Certification was designed for students that would like to become technically proficient in this product. This specially designed curriculum is ideal for companies developing their own training program on Supplier products for internal use and for partners (resellers) of Supplier products. Students that successfully complete the courses listed below will obtain the Copper CrossConnect CX100 Certification.

Target Audience:   Reselling Partners of Supplier Products & Supplier Customers

Duration:          2 Days               Prerequisites:    None

INSTALLATION AND MAINTENANCE OF THE COPPER CROSSCONNECT CX100
The Installation and Maintenance of the Copper CrossConnect CX100 module provides an introduction to the design and technical specification of the Copper CrossConnect CX100 and a comprehensive period of instruction for the installation and maintenance of the Copper CrossConnect CX100.

ADMINISTERING THE COPPER CROSSCONNECT CX100
Administration of the Copper CrossConnect CX100 Course will focus on the administration of the CX100 as a local machine. Topics covered will be initial configuration, software transfer, SNMP management, security, and equipment inventory as well as other administrative functions.

PROVISIONING THE COPPER CROSSCONNECT CX100
This period of instruction will teach students how to specify system parameters for various flavors of xDSL technology. These parameters will allow engineers to specify the conditions of the local loop for which xDSL will be provisioned on. Topics covered will be setting system parameters, the CX100 Command Line Interface, and xDSL operational guidelines.

MANAGING COPPER CONNECTIONS IN THE COPPER CROSSCONNECT CX100
The Managing Copper Connections will teach students how to manage strait-through, cross-connections, and loop-back connections in the CX100. Topics covered are the types of connections, viewing connections, and the CX100 Command Line Interface.

CROSSWORKS LMS CERTIFICATION
CrossWorks Back Office Automation Software is a software suite that works in conjunction with the Copper CrossConnect CX100 and the Smart Splitter SX500 to allow service providers to readily automate physical layer management of the copper loop. CrossWorks provides key capabilities, such as loop qualification and testing, spectral analysis and network management through a variety of interfaces including a web-based GUI and standard industry APIs. This certification course is designed to give students the knowledge and tools needed to successfully install and configure the CrossWorks LMS Server. Students that successfully complete the courses listed below will obtain the CrossWorks LMS Certification.

Target Audience: Reselling Partners of Supplier Products & Supplier Customers

Duration:        1 1/2 Days      Prerequisites:    Windows NT/2000 & Sun Solaris

INSTALLATION & ADMINISTRATION OF CROSSWORKS LMS- WINDOWS NT/ 2000
This course covers a step-by-step procedure on the installation of Supplier's CrossWorks LMS on Windows NT/ 2000 operating system. Topics covered will be installation requirements, data base set-up for CrossWorks LMS, and the installation procedures.

INSTALLATION & ADMINISTRATION OF CROSSWORKS LMS- SUN SOLARIS
This course covers a step-by-step procedure on the installation of Supplier's CrossWorks LMS on the Sun Solaris platform. Topics covered will be installation requirements, data base set-up for CrossWorks LMS, and the installation procedures.

CROSSWORKS LMS MANAGEMENT
The CrossWorks LMS Management module focuses on using the CrossWorks Software suite for the system administration from a network of CX100s to the individual CX100. Topics covered are the administration tasks of a CX100 network using the CrossWorks LMS, such as software upgrades, view alarms, and system inventories.

SX500 SMART SPLITTER CERTIFICATION
The Smart Splitter SX500 from Supplier is a high-density splitter platform that enables complete loop management for residential DSL services. With residential services, DSL is typically deployed over existing phone lines, leveraging splitters in the central office. Service providers have faced a number of operational challenges in this environment, including the fact that splitter electronics prevent many useful tests from being performed from certain points in the network and limitations of POTS testing solutions to deal with DSL services. The SX500 is a unique new product that solves many of the operational challenges service providers face, increasing the speed and efficiency of deploying DSL services. By integrating standards compliant splitters with metallic test access, the SX500 enables full visibility to copper pairs on all sides of the splitter in a cost effective manner. The SX500 enables service providers to perform accurate loop qualification and testing in an automated fashion, and easily integrate this solution into their existing OSS systems. The SX500 provides an open TL1 interface that can be accessed by any testing platform, including Supplier's Copper CrossConnect CX100. By providing complete visibility on all sides of the Central Office based splitter, the SX500 reduces unnecessary truck rolls and allows network operators to easily segment network problems. The SX500 has a carrier-class, robust hardware architecture including hot-swappable cards and make-before-break connectors.

The SX500 Smart Splitter Certification was designed for students that would like to become technically proficient in this product. This specially designed curriculum is ideal for companies developing their own training program on Supplier products for internal use and for partners (resellers) of Supplier products. Students that successfully complete the courses listed below will obtain the SX500 Smart Splitter Certification.

Target Audience:  Reselling Partners of Supplier Products & Supplier Customers

Duration:         1 Day                     Prerequisites: None

INSTALLATION AND MAINTENANCE OF THE SX500 SMART SPLITTER
The Installation and Maintenance module provides an introduction to the design and technical specification of the SX500 Smart Splitter and comprehensive instructions for the installation and maintenance of the SX500 Smart Splitter.

OPERATION OF THE SX500 SMART SPLITTER

This course describes the methods for communication and interfacing with the SX500 Smart Splitter. Topics covered in this course will be the TL1 Protocol, configuration and operation, and Interoperability of the SX500 with the CX100 Copper CrossConnect.

LOOP ANALYSIS CERTIFICATION
One of the most fundamental features of the Copper CrossConnect is its ability to provide loop qualification and testing. The system is filled with advanced testing capabilities, ranging from fundamental loop characteristics to wideband spectral waveform analysis. The Copper CrossConnect provides an ideal tool for DSL service rollout, reducing or eliminating the need for extraneous truck rolls. This certification will provide students with in-depth periods of instruction and intensive lab exercises on fault isolation on the local loop. Students that successfully complete the courses listed below will obtain the Loop Analysis Certification.

Duration:         2 -1/2 Days   Prerequisites:  Basic Electronics, Understanding
                                                of xDSL

Target Audience:  Students planning to attend the Loop Testing Course and personnel responsible for the acceptance, provisioning, and maintenance of the local loop.

LOOP THEORY
These modules provide an overview of the outside plant (OSP) including terminology, the outside plant structure from the central office to the customer premise, cables and wiring. Upon completion of these modules, the participants should be able to demonstrate knowledge of basic outside plant terms and the outside cable plant architecture, which is important to understanding testing procedures and the application of Supplier products.

LOOP TESTING
The Loop Testing Course focuses on the concepts of testing for circuits and the results of those tests. The emphasis will be on the results of the tests as that is crucial information for the participants. Upon completion of the Loop Testing Course, the participants should be able to demonstrate a clear ability to conduct tests, interpret the results, and in some cases, determine alternative services.

LOOP ANALYSIS
The Loop Analysis course builds on the fundamentals taught in the Loop Theory and Loop Testing course. Loop Analysis further explains and explores both test results and the analysis of the local loop.


INSTALLATION AND MAINTENANCE CERTIFICATION
Supplier's Installation and Maintenance certification is developed for technicians conducting the physical installation and maintenance of the Copper CrossConnect CX100 and the SX500 Smart Splitter. This certification program will walk students through a curriculum, which will result in being certified on the installation and maintenance of Supplier hardware. This course is designed to give students "the hands on experience" on Supplier's hardware giving them the ability to successfully install the CX100 Copper CrossConnect and SX500 Smart Splitter. Students that successfully complete these courses listed below will obtain the Installation and Maintenance Certification.

Target Audience:  Personnel Responsible for the Installation and Maintenance of
                  Supplier Hardware

Duration:         1 Day      Prerequisites: Working Knowledge of the CO Plant

INSTALLATION AND MAINTENANCE OF THE SX500 SMART SPLITTER
The Installation and Maintenance module provides an introduction to the design and technical specification of the SX500 Smart Splitter and comprehensive instructions for the installation and maintenance of the SX500 Smart Splitter.

INSTALLATION AND MAINTENANCE OF THE COPPER CROSSCONNECT CX100
The Installation and Maintenance of the Copper CrossConnect CX100 module provides an introduction to the design and technical specification of the Copper CrossConnect CX100 and a comprehensive period of instruction for the installation and maintenance of the Copper CrossConnect CX100.

ELEMENT MANAGEMENT CERTIFICATION
The Element Management Certification program is a customized curriculum developed for technicians working in a network element management environment. This program familiarizes students with the Copper CrossConnect CX100 and the SX500 Smart Splitter. Students will learn how to manage the Supplier Network via Command Line Interface (CLI) and by using Supplier's CrossWorks software suite. Students that successfully complete the courses listed below will obtain the Element Management Certification.

Target Audience:  Technicians that are responsible for network element management and configuration.

Duration:         2 Days       Prerequisites: Understanding of LAN/ WAN Concepts

Optional Course:  Operation of the SX500 Smart Splitter
Duration:         -1/2 Day

ADMINISTERING THE COPPER CROSSCONNECT CX100
Administration of the Copper CrossConnect CX100 Course will focus on the administration of the CX100 as a local machine. Topics covered will be initial configuration, software transfer, SNMP management, security, and equipment inventory as well as other administrative functions.

PROVISIONING THE COPPER CROSSCONNECT CX100
This period of instruction will teach students how to specify system parameters for various flavors of xDSL technology. These parameters will allow engineers to specify the conditions of the local loop for which xDSL will be provisioned on. Topics covered will be setting system parameters, the CX100 Command Line Interface, and xDSL operational guidelines.

MANAGING COPPER CONNECTIONS IN THE COPPER CROSSCONNECT CX100
The Managing Copper Connections will teach students how to manage strait-through, cross-connections, and loop-back connections in the CX100. Topics covered are the types of connections, viewing connections, and the CX100 Command Line Interface.

OPERATION OF THE SX500 SMART SPLITTER (OPTIONAL)
This course describes the methods for communication and interfacing with the SX500 Smart Splitter. Topics covered in this course will be the TL1 Protocol, configuration and operation, and Interoperability of the SX500 with the CX100 Copper CrossConnect.

CROSSWORKS LMS MANAGEMENT
The CrossWorks LMS Management module focuses on using the CrossWorks Software suite for the system administration from a network of CX100s to the individual CX100. Topics covered are the administration tasks of a CX100 network using the CrossWorks LMS, such as software upgrades, view alarms, and system inventories.

SUPPLIER TRAINER PROGRAM
The Supplier Trainer program gives instructors the skills they need to educate and deliver Supplier Certifications to users of Supplier products as well as the technical skills to become proficient in Supplier products. This instructor led program includes lab intensive exercises, which gives the instructor candidates hands on time using the Copper CrossConnect CX100, SX500 Smart Splitter, and CrossWorks LMS. After reaching an acceptable level of proficiency on Supplier products, the attendees will be tested on their instructor abilities in teaching Supplier's courses to the class for evaluation and demonstration. Once students have successfully completed this course they will be certified as Supplier Technical Trainers, which will allow them to deliver training on Supplier products to Company employees and end customers. This program includes instructor skills training as well as the curriculum for the following certifications:

Section        Loop Analysis

Section        CX100 Copper CrossConnect

Section        SX500 Smart Splitter

Section        CrossWorks LMS

Target Audience:           Supplier's OEM Partners

Duration:                  8.5  Days

Prerequisites:             Windows NT/2000 & Sun

TRAINING FACILITIES

The addresses of Supplier's training facilities are listed below:

North America:    Turnstone Systems, Inc.
                  2220 Central Expressway
                  Santa Clara, CA  95050

Europe:           Turnstone International (UK) Limited
                  400 Thames Valley Park Drive
                  Thames Valley Park
                  Reading  RG6 1PT UK

                  or such other location to be mutually agreed upon

Asia-Pacific:     Location to be mutually agreed upon

                            APPENDIX G: ALCATEL UNITS

ALCATEL BELL N.V.
FRANCIS WELLESPLEIN 1
B-2018 ANWERPEN
BELGIUM

ALCATEL USA
2912 WAKE FOREST ROAD
RALEIGH, NC 27609
USA

OTHER ALCATEL UNITS, CAN BY MUTUAL AGREEMENT BE ADDED TO THIS LIST